Exhibit 10.22

LEASE

THIS LEASE (this “Lease”) is made as of March 20, 2015, by and between

“Landlord”	MEPT 200 WEST MADISON LLC, a Delaware limited liability company

and

“Tenant”	MATTERSIGHT CORPORATION, a Delaware corporation

TABLE OF CONTENTS

SECTION 1: DEFINITIONS	1
Access Laws	1
Additional Rent	1
Base Rent	1
Brokers	1
Building	1
Business Day	1
Claims	1
Commencement Date	1
Estimated Operating Costs Allocable to the Premises	1
Events of Default	1
Governmental Agency	1
Governmental Requirements	1
Green Agency Rating	1
Hazardous Substance(s)	2
Holidays	2
Land	2
Landlord	2
Landlord’s Agents	2
Lease Memorandum	2
Lease Security Deposit	2
Lease Term	2
Lender	2
Manager	2
Manager’s Address	2
Operating Costs	2
Operating Costs Allocable to the Premises	2
Permitted Use	2
Plans and Specifications	2
Possession Date	2
Prepaid Rent	2
Premises	2
Prime Rate	2
Property Taxes	2
Punch List Work	3
Restrictions	3
Substantial Completion	3
Telecommunication Facilities	3
Telecommunication Services	3
Tenant	3
Tenant Alterations	3
Tenant Improvement Allowance	3
Tenant Improvements	3
Tenant’s Agents	3

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Tenant’s Pro Rata Share		3
Year		3

SECTION 2: PREMISES AND TERM		3
2.1.	Lease of Premises	3
2.2.	Lease Term	3
2.3.	Condition of Premises	4
2.4.	Intentionally omitted	4
2.5.	Tenant Improvements	4
2.6.	Lease Memorandum	4
2.7.	Use and Conduct of Business	4
2.8.	Compliance with Governmental Requirements and Rules and Regulations	5
2.9.	Relocation	5

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE		5
3.1.	Payment of Rental	5
3.2.	Base Rent	5
3.3.	Lease Security Provisions	5
3.4.	Additional Rent	7
3.5.	Utilities	10
3.6.	Holdover	11
3.7.	Late Charge	11
3.8.	Default Rate	11

SECTION 4: MANAGEMENT AND LEASING PROVISIONS		11
4.1.	Maintenance and Repair by Landlord	11
4.2.	Maintenance and Repair by Tenant	11
4.3.	Common Areas/Security	12
4.4.	Tenant Alterations	13
4.5.	Tenant’s Work Performance	13
4.6.	Surrender of Possession	14
4.7.	Removal of Property	14
4.8.	Access	14
4.9.	Damage or Destruction	15
4.10.	Condemnation	15
4.11.	Parking	16
4.12.	Indemnification	16
4.13.	Tenant Insurance	16
4.14.	Landlord’s Insurance	17
4.15.	Waiver of Subrogation	17
4.16.	Assignment and Subletting by Tenant	18
4.17.	Assignment by Landlord	19
4.18.	Estoppel Certificates and Financial Statements	19
4.19.	Modification for Lender	20
4.20.	Hazardous Substances	20
4.21.	Access Laws	20
4.22.	Quiet Enjoyment	21
4.23.	Signs	21
4.24.	Subordination	21
4.25.	Brokers	22
4.26.	Limitation on Recourse	22
4.27.	Construction Liens	22
4.28.	Personal Property Taxes	22

SECTION 5: DEFAULT AND REMEDIES		22
5.1.	Events of Default	22
5.2.	Remedies	23
5.3.	Right to Perform	24
5.4.	Landlord’s Default	24

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SECTION 6: MISCELLANEOUS PROVISIONS		25
6.1.	Notices	25
6.2.	Attorney’s Fees and Expenses	25
6.3.	No Accord and Satisfaction	25
6.4.	Successors; Joint and Several Liability	25
6.5.	Choice of Law	25
6.6.	No Waiver of Remedies	25
6.7.	Offer to Lease	26
6.8.	Force Majeure	26
6.9.	Landlord’s Consent	26
6.10.	Severability; Captions	26
6.11.	Interpretation	26
6.12.	Incorporation of Prior Agreement; Amendments	26
6.13.	Authority	26
6.14.	Time of Essence	26
6.15.	Survival of Obligations	26
6.16.	Consent to Service	26
6.17.	Landlord’s Authorized Agents	26
6.18.	Waiver of Jury Trial	27
6.19.	Tenant Certification	27
6.20.	Addenda	27

LIST OF EXHIBITS

Rider
Exhibit A	Drawing Showing Location of the Premises	1
Exhibit B	Tenant’s Work	1
Exhibit C	Form of Lease Memorandum	1
Exhibit D	Rules and Regulations	1
Exhibit E	Letter of Credit Criteria	1
Exhibit F	Janitorial Specifications	1
Exhibit G	Approved Form of Letter of Credit	2

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SECTION 1:  DEFINITIONS

Access Laws:  The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

Additional Rent:  Defined in Section 3.4.

Base Rent:  The monthly amount of Base Rent and the portion of the Lease Term during which such monthly amount of Base Rent is payable shall be determined from the following table.  For convenience and ease of reference, the annual rental rate for the computation of Base Rent and the annual Base Rent are also set forth in tabular form with the annual Base Rent equaling the monthly Base Rent installment multiplied by twelve.  In the case of any conflict or inconsistency between the Monthly Base Rent installment and the other illustrative figures set forth in tabular form or in any computations utilizing such figures, the monthly Base Rent installment so specified shall be controlling and conclusive.

Applicable Portion of Lease Term		Rate Per Rentable Sq. Ft./ Annum	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending
Commencement Date	7/31/16	$21.00	$462,357.00	$38,529.75
8/1/16	7/31/17	$21.52	$473,915.88	$39,492.99
8/1/17	7/31/18	$22.06	$485,763.84	$40,480.32
8/1/18	7/31/19	$22.61	$497,907.84	$41,492.32
8/1/19	7/31/20	$23.18	$510,355.56	$42,529.63
8/1/20	7/31/21	$23.76	$523,114.44	$43,592.87
8/1/21	7/31/22	$24.35	$536,192.28	$44,682.69

Notwithstanding the foregoing, all Base Rent and Additional Rent shall be abated pursuant to Paragraph 1 of the Rider.

Brokers:  Tenant was represented in this transaction by Jones Lang LaSalle Midwest LLC, a licensed real estate broker (“Tenant’s Broker”).  Landlord was represented in this transaction by Transwestern Commercial Services Illinois, L.L.C., a licensed real estate broker (“Landlord’s Broker”).

Building:  The building located on the Land at 200 West Madison Street, Chicago, Illinois and containing approximately 928,040 rentable square feet.

Business Day:  Calendar days, except for Saturdays and Sundays and holidays when banks are closed in Washington, D.C.

Claims:  An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys’ fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

Commencement Date:  The earlier of (i) August 1, 2015 or (ii) the date that Tenant first occupies all or a portion of the Premises for the conduct of business therein.

Estimated Operating Costs Allocable to the Premises:  Defined in Section 3.4.6.

Events of Default:  One or more of those events or states of facts defined in Section 5.1.

Governmental Agency:  The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

Governmental Requirements:  Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

Green Agency Rating:  Any one or more of the following ratings, as same may be in effect or amended or supplemented from time to time:  The U.S. EPA’s Energy Star® rating and/or Design to Earn Energy Star, the Green Building Initiative’s Green Globes™ for Continued Improvement of Existing Buildings (Green Globes™-CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, LEED EBOM (existing buildings operations and maintenance) and any applicable substitute third party or government mandated rating system, as the same may be in effect or amended or supplemented from time to time.

Hazardous Substance(s):  Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

Holidays:  New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Land:  The land upon which the Building is located in Cook County, Illinois.

Landlord:  The entity named on the first page of this Lease, or its successors and assigns as provided in Section 4.17 (“Assignment by Landlord”).

Landlord’s Agents:  The trustee of and consultants and advisors to the Landlord and employees of the foregoing.

Lease Memorandum:  Defined in Section 2.6.

Lease Security Deposit:  The letter of credit delivered by Tenant to Landlord as described in Section 3.3 (“Lease Security Provisions”).

Lease Term:  Commencing on the Commencement Date and ending on July 31, 2022.

Lender:  Defined in Section 5.4 (“Landlord’s Default”).

Manager:  Transwestern Commercial Services Illinois, L.L.C., or its replacement as specified by written notice from Landlord to Tenant.

Manager’s Address:  200 West Madison Street, Suite 1130, Chicago, Illinois 60606, which address may be changed by written notice from Landlord to Tenant.

Operating Costs:  Defined in Section 3.4.6.

Operating Costs Allocable to the Premises:  Defined in Section 3.4.6.

Permitted Use:  General business office uses including providing full service office space to third parties in accordance with Section 4.16.9 below, so long as such use is consistent with Governmental Requirements and with first-class buildings of the same or similar use as the Building located in the metropolitan area in which the Building is located.

Plans and Specifications:  Those certain plans and specifications for the Tenant Improvements to be prepared by Tenant and approved by Landlord pursuant to Exhibit B.

Possession Date:  The date of this Lease.

Prepaid Rent:  $64,968.50 to be applied toward Base Rent and Additional Rent for the eighth (8th) full calendar month of the Lease Term.

Premises:  The portion of the 31st floor of the Building designated as Suite 3100, depicted on the plan attached as Exhibit A and agreed by Landlord and Tenant for all purposes under this Lease to consist of approximately 22,017 rentable square feet.  The number of rentable square feet shall be final, conclusive and controlling.

Prime Rate:  Defined in Section 3.8 (“Default Rate”).

Property Taxes:  (a) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord and located in the common areas of the Building or otherwise used to maintain the Building and its common areas; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, related improvements or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building, related improvements or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related improvements or personal property; (e) any gross receipts or other excise tax allocable to, measured by or a function of any one or more of the matters referred to in clause (d); (f) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building, related improvements or personal property or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of such Land, Building, related improvements or personal property; and (g) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Building, related improvements or personal property.  Property Taxes shall not include taxes on Landlord’s net income, license, franchise, gift, transfer, excise, capital stock, estate, succession or inheritance taxes or penalties or interest on the late payment of Property Taxes.  In the event that Landlord obtains a refund of Property Taxes paid by Landlord, then Landlord shall refund to Tenant Tenant’s Pro Rata Share of such refund (after deducting expenses and reasonable attorney fees incurred in obtaining the refund), and if this Lease shall have terminated, Landlord shall send such refund to Tenant’s last known address.

Punch List Work:  Minor items of repair, correction, adjustment or completion as such phrase is commonly understood in the construction industry in the metropolitan area in which the Land is located.

Restrictions:  Any covenants, conditions and restrictions applicable to the Land which have been disclosed to Tenant.

Substantial Completion:  The date that the Tenant Improvements have been completed substantially in accordance with Exhibit B, subject to Punch List Work.

Telecommunication Facilities:  Equipment, facilities, apparatus and other materials utilized for the purpose of electronic telecommunication, including cable, switches, wires, conduit, sleeves and distributed antenna systems.

Telecommunication Services:  Services associated with electronic telecommunications, whether in a wired or wireless mode.  Basic voice telephone services are included within this definition.

Tenant:  The person or entity(ies) named on the first page of this Lease.

Tenant Alterations:  Defined in Section 4.4.

Tenant Improvement Allowance:  The maximum amount to be provided by Landlord for the cost of Tenant Improvements as set forth in Exhibit B.

Tenant Improvements:  Those alterations or improvements to the Premises as appear and are depicted in the Plans and Specifications.

Tenant’s Agents:  Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.

Tenant’s Pro Rata Share: 2.372% based upon the ratio of 22,017 rentable square feet in the Premises to 928,040 rentable square feet in the Building, which shall be final, conclusive and controlling during the Lease Term for all purposes, subject however, to adjustment to reflect any changes in the floor area of the Premises or the Building provided that such changes are not caused solely by a re-measurement of the Premises or Building by Landlord.

Year:  A calendar year commencing January 1 and ending December 31 or that portion of the calendar year within the Lease Term.

SECTION 2:  PREMISES AND TERM

2.1 Lease of Premises.  Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease; provided, that any space within the walls of the Premises or above the ceiling of the Premises used for shafts, pipes, conduits, ducts, electrical or other utilities or Building facilities, as well as access thereto through the Premises for the purposes of installation, operation, maintenance, inspection, repair and replacement are reserved to Landlord and are excluded from the Premises.

2.2 Lease Term.  The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease, provided, however, Landlord shall deliver possession of the Premises to Tenant on the Possession Date, and from and after such date, Tenant shall have the right to enter the Premises to construct the Tenant Improvements and shall be subject to all of the terms and conditions of this Lease except that Tenant shall not be obligated to pay Base Rent or Additional Rent until the Commencement Date (subject to abatement pursuant to Paragraph 1 of the Rider).  Landlord acknowledges that the installation of Tenant’s furniture, trade fixtures and equipment in the Premises may occur prior to the Commencement Date.

2.3 Condition of Premises.  Tenant expressly acknowledges that it has inspected the Premises, knows the condition thereof and that it is leasing the Premises in their present “as is” condition, except that prior to the Commencement Date, Landlord agrees at its expense to repair and/or replace all missing window blinds in the Premises.  Except for such window blinds, Landlord shall not be required to rework, remodel or recondition the Premises in any manner whatsoever for Tenant’s use and occupancy thereof.  No warranties or representations are made or have been made by Landlord or its agents and representatives that are not expressly set forth herein.

2.4 Intentionally omitted.

2.5 Tenant Improvements.  Tenant shall complete the construction of the Tenant Improvements pursuant to the provisions of Exhibit B.  All Tenant Improvements, regardless of which party constructed or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease except as otherwise provided herein.

2.6 Lease Memorandum.  At Landlord’s election and request after the Commencement Date, Tenant shall execute a Lease Memorandum in the form attached hereto as Exhibit C.  In no event shall the Lease Memorandum be recorded.

2.7 Use and Conduct of Business.

2.7.1 The Premises are to be used only for the Permitted Use, and for no other business or purpose without the prior consent of Landlord.  Landlord represents and warrants that to Landlord’s actual knowledge, there are no Governmental Requirements or Restrictions applicable to the Premises which would prohibit or materially interfere with Tenant’s use of the Premises for the Permitted Use.  Landlord makes no representation or warranty as to the suitability of the Premises for Tenant’s intended use.  Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Use.  Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent.

2.7.2 No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building.  Tenant shall not commit or allow to be committed or exist:  (a) any waste upon the Premises; (b) any public or private nuisance; or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord’s contracts affecting any or all of the Land or Building of which Tenant has been given notice (provided that such contracts do not prohibit or materially interfere with the Permitted Use of the Premises), or creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any material respect with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building.

2.7.3 Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery, device or equipment in or about the Premises which will cause any substantial noise or vibration or, except for Supplemental Utilities Equipment under Section 3.5.4,  any increase in the normal consumption level of electric power.  If any of Tenant’s apparatus, machinery, devices or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such apparatus, machinery, devices or equipment, as may be necessary to eliminate the disturbance.  No food or beverage dispensing machines shall be installed by Tenant in the Premises without the prior written consent of Landlord, other than coffee makers, microwave ovens, toasters, toaster ovens, refrigerators and vending machines for the exclusive use of Tenant and its employees and invitees.

2.7.4 Tenant acknowledges that the Building is certified under a Green Agency Rating and is or may be operated pursuant to Landlord’s sustainable building practices, as the same may be in effect or modified from time to time (“Landlord’s Sustainability Practices”).  Landlord’s Sustainability Practices address, without limitation, whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, indoor air quality and lighting performance standards.  Tenant shall use commercially reasonable efforts to conform to and comply with Landlord’s Sustainability Practices which are specified in writing to Tenant (and Tenant acknowledges that Landlord may incorporate into its sustainability practices any and all practices which it is required to adopt or implement in order to maintain a Green Agency Rating for the Building) provided that (i) such compliance does not impose material out-of-pocket costs on Tenant, (ii) Tenant shall not be required to replace any fixtures (such as lighting fixtures), equipment or machinery then existing in the Premises, and (iii) such compliance measures do not materially and adversely affect Tenant’s use and enjoyment of the Premises for the Permitted Use.  Further, notwithstanding anything to the contrary contained herein or elsewhere in this Lease, Landlord agrees that it shall not withhold consent to any Tenant Improvements (including, without limitation, Tenant’s supplemental HVAC system as set forth in Section 3.5.4 below) or Tenant Alterations which require Landlord’s consent hereunder because such Tenant Improvements or Tenant Alterations do not comply with Landlord’s Sustainability Practices, provided, however, Landlord may withhold consent if such Tenant Improvement or Tenant Alteration may cause the loss of the existing or any subsequent Green Agency Rating for the Building, and in no event shall Tenant do or permit anything to be done in the Premises may cause the loss of the existing or any subsequent Green Agency Rating for the Building.  Except as set forth in the immediately two (2) preceding sentences, Tenant’s failure to conform to or comply with Landlord’s Sustainability Practices shall not constitute an Event of Default under this Lease, shall not entitle Landlord to exercise any rights or remedies set forth in the Lease, and shall not result in the forfeiture or recapture of any rent abatement or any other concessions, rights, options or privileges provided or granted by Landlord to Tenant in this Lease.  Landlord and Tenant agree that if Landlord determines that Tenant has violated or failed to conform to or comply with Landlord’s Sustainability Practices, Landlord shall send Tenant a written notice which describes specifically such failure or violation, and the parties shall cooperate in good faith to remedy the same.  Nothing contained herein shall require Tenant to obtain LEED for Commercial Interiors certification or any other Green Agency Rating in connection with the Tenant Improvements so long as the installation of the Tenant Improvements does not cause Landlord to lose the Green Agency Rating for the Building.  Further, in the event that Landlord has approved Tenant’s plans and specifications for the Tenant Improvements or any Tenant Alterations and Tenant constructs the same in accordance with the approved plans and specifications, then Landlord shall have no grounds to claim a violation of Tenant’s obligations under this paragraph.

2.7.5 Tenant covenants and agrees, at its sole cost and expense, (a) to comply with all Governmental Requirements regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (b) to comply with all Governmental Requirements applicable to recycling; (c) to sort and separate its trash and recycling into such categories as are provided by Governmental Requirements; (d) that each separately sorted category of trash and recycling shall be placed in separate receptacles located in the Premises as directed by Landlord; (e) that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separated and sorted as required by Governmental Requirements, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord; and (f) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed by a Governmental Agency on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this paragraph.  Nothing contained herein shall require Tenant to transport typical office trash and garbage outside of the Premises, but Tenant shall be responsible for the removal of construction debris and other refuse that is not generated by normal business office operations.

2.8 Compliance with Governmental Requirements and Rules and Regulations.  Tenant shall comply with all Governmental Requirements and Restrictions relating to its use, occupancy and operation of the Premises and shall observe such reasonable, non-discriminatory rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building and for the administration and management of the Building(the “Rules and Regulations”), provided such Rules and Regulations shall not materially and adversely affect Tenant’s rights under this Lease.  Current Rules and Regulations are attached to this Lease as Exhibit D.

2.9 Relocation.  [Intentionally omitted]

SECTION 3:  BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1 Payment of Rental.  Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease  (“Rent”) to Landlord without demand, deduction, credit, adjustment or offset (except as specifically provided herein), of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager’s Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2 Base Rent.  On execution of this Lease by Tenant, Tenant shall pay to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term.  Tenant agrees to pay to Landlord the monthly installments of Base Rent, without demand and in advance, on or before the first day of each calendar month of the Lease Term commencing on the Commencement Date subject to abatement pursuant to Paragraph 1 of the Rider.  The monthly Base Rent installment for any partial month at the beginning or end of the Lease Term shall be prorated.  Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.  (See Paragraph 1 of the Rider.)

3.3 Lease Security Provisions

3.3.1 As security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant shall be required to deliver a letter of credit in the amount of $425,000.00 in favor of Landlord.  The letter of credit initially delivered pursuant to this paragraph and all substitutions, replacements and renewals of it, must be consistent with and shall satisfy all the requirements in the letter of credit criteria made Exhibit E.  If a letter of credit has been delivered to and accepted by Landlord at or before the full execution of this Lease, it shall be deemed to satisfy the criteria appearing in Exhibit E.  Landlord agrees that the Letter of Credit issued by Silicon

Valley Bank in the form attached hereto as Exhibit G satisfies all such requirements in this Paragraph 3.3.1.  The term “Letter of Credit” shall mean and refer to a letter of credit conforming to this subparagraph.  If a Letter of Credit has not been delivered to and accepted by Landlord on or before the full execution of this Lease, Tenant shall deliver a Letter of Credit to Landlord within five (5) Business Days from the full execution of this Lease.  Pending delivery of the Letter of Credit, Landlord may defer payment of the Tenant Improvement Allowance.  Timely delivery of the Letter of Credit shall, at Landlord’s election, be treated as a condition subsequent to the effectiveness of this Lease such that this Lease shall be voidable by Landlord by notice to Tenant if timely delivery of the Letter of Credit does not occur or be treated by Landlord as an Event of Default.  If Landlord elects to treat the failure to deliver the Letter of Credit in a timely manner as an Event of Default, Landlord may pursue all available rights and remedies, including the right to specific performance and the right to attach assets of Tenant.

3.3.2 Notwithstanding anything to the contrary contained herein, provided (a) no Event of Default has occurred and is then continuing, and (b) Tenant has not within the prior twelve (12) month period been in monetary default under this Lease beyond applicable cure periods, then (i) the amount of the Letter of Credit shall be reduced to $297,500.00 on August 1, 2018; (ii) the amount of the Letter of Credit shall be reduced to $208,250.00 on August 1, 2019; (iii) the amount of the Letter of Credit shall be reduced to $145,775.00 on August 1, 2020; and (iv) the amount of the Letter of Credit shall be reduced to $102,000.00 on August 1, 2021.  Tenant agrees that there shall be no reduction in the Letter of Credit pursuant to the terms and provisions of this Section 3.3.2, until Landlord notifies the issuer of the Letter of Credit, in writing, to reduce the amount of the Letter of Credit.  No later than twenty (20) days after Tenant’s written request pursuant to the terms and provisions of this Section 3.3.2 (but in no event prior to August 1 of the applicable year), Landlord agrees to promptly notify the issuer of any authorized reduction in the amount of the Letter of Credit pursuant to the foregoing provisions.

3.3.3 Landlord may draw on the Letter of Credit, in whole or in part at Landlord’s election, without advance notice to Tenant at any time or from time to time on or after the occurrence of any Event of Default, if Tenant, or anyone in possession of the Leased Premises through Tenant, holds over after the expiration or earlier termination of this Lease, Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit, a confirming bank gives notice to Landlord that it will cease to act in that capacity, the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least thirty (30) days in advance of its expiration date or  to the extent permitted by law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Tenant.

3.3.4 Landlord may apply any sum drawn on the Letter of Credit to amounts owing to Landlord under this Lease in such order and priority as Landlord elects in its absolute discretion.  If any of the proceeds drawn on the Letter of Credit are not applied immediately to sums owing to Landlord under this Lease, Landlord may retain any such excess proceeds as a cash Lease Security Deposit for application, at Lender’s election, to future sums owing to Landlord under this Lease, in such order and priority as Landlord elects in its absolute discretion.  Tenant shall, within fifteen (15) days after Landlord’s demand, restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the original amount of the Letter of Credit.  If Tenant does not restore the Letter of Credit to its original amount within the required time period, such non restoration shall be considered an Event of Default.

3.3.5 Additionally, Landlord’s draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages.  If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Letter of Credit shall be returned to the issuer or, if Landlord has drawn on the Letter of Credit, the remaining proceeds of the Letter of Credit which are in excess of sums due the Landlord shall be repaid to Tenant, without interest, within thirty (30) Business Days after the expiration or termination of the Lease Term and delivery of possession of the Leased Premises to Landlord in accordance with this Lease.

3.3.6 On any request by Landlord made during the Lease Term, Tenant shall cooperate in accomplishing any reasonable modification of the Letter of Credit requested by Landlord provided such modification is at no cost to Tenant.  If the Letter of Credit in the possession of Landlord or Landlord’s Agents should be lost, mutilated, stolen or destroyed, Tenant shall cooperate in obtaining the issuance of a replacement at no cost to Tenant.

3.3.7 Tenant shall not assign or grant any security interest in the Letter of Credit and any attempt to do so shall be void and of no effect.

3.3.8 In the event of a sale or transfer of Landlord’s estate or interest in the Land and Building, Landlord shall have the right to transfer the Letter of Credit to the vendee or the transferee, Tenant shall pay any transfer fees charged by the issuing bank and upon Landlord’s delivery of the original Letter of Credit to the vendee or the transferee, Landlord shall thereafter be considered released by Tenant from all liability for the return of the Letter of Credit.  Tenant shall cooperate in effecting such transfer.

3.3.9 No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all amounts drawn against the Letter of Credit (or any other or additional Lease Security Deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be.

3.4 Additional Rent.  Definitions of certain terms used in this paragraph are set forth in Section 3.4.6 below.  Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the “Additional Rent”):

3.4.1 Estimated Operating Costs.  Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12) of the Estimated Operating Costs Allocable to the Premises.  This sum shall be paid in advance on or before the first day of each calendar month of the Lease Term.  Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises in advance of the commencement of each Year.  If such written statement is furnished after the commencement of the Year (or as to the first Year during the Lease Term, after the Commencement Date), Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) for which no payment was paid.  Notwithstanding the foregoing, Landlord reserves the right, from time to time during each Year to revise the Estimated Operating Costs Allocable to the Premises and upon notice to Tenant of such revision, Tenant shall adjust its payment to Landlord under this subparagraph 3.4.1 accordingly.  (See Paragraph 1 of the Rider.)

3.4.2 Actual Costs.  As soon as practical after the close of each Year (but in any event within one hundred twenty (120) days after the close of each Year subject to extension on account of force majeure), Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year.  If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant.  If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord’s option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

3.4.3 Determination.  The determination of Operating Costs Allocable to the Premises shall be made by Landlord.

3.4.4 Operating Cost Audit.  Landlord shall maintain records concerning estimated and actual Operating Costs Allocable to the Premises for no less than twelve (12) months following the period covered by the statement or statements furnished Tenant, after which time Landlord may dispose of such records.  Provided that Tenant is not then in default of its obligation to pay Base Rent, Additional Rent or other payments required to be made by it under this Lease and provided that Tenant is not otherwise in default under this Lease, Tenant may, at Tenant’s sole cost and expense, cause a Qualified Person (defined below) to inspect Landlord’s records.  Such inspection, if any, shall be conducted no more than once each Year, during Landlord’s normal business hours within ninety (90) calendar days after receipt of Landlord’s written statement of Operating Costs Allocable to the Premises for the previous year, upon first furnishing Landlord at least twenty (20) calendar days prior written notice.  All information obtained in connection with Tenant’s inspection and audit shall be held in strict confidence and shall not be revealed to any other tenant of the Building or to any third party except as may be required to be disclosed in connection with litigation between Landlord and Tenant arising out of this Lease.  Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord in good faith disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor of Landlord’s choice.  In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment of Base Rent, Additional Rent or other payments due to Landlord under the Lease.  In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Costs Allocable to the Premises.  If the actual Operating Costs Allocable to the Premises for any given Year were improperly computed and if the actual Operating Costs Allocable to the Premises are overstated by more than 5%, Landlord shall reimburse Tenant for the cost of its audit.  Notwithstanding the foregoing, if within thirty (30) days after notification from Landlord of the results of Landlord’s review, Tenant gives written notice to Landlord that the determination of any items in Operating Costs has not been resolved to the reasonable satisfaction of Tenant, then the dispute of such item(s) only shall be submitted to an independent certified public accountant (“CPA”) mutually acceptable to the parties whose decision shall be binding on the parties.  If Landlord and Tenant are unable to agree on a CPA, then each party shall appoint a CPA and the two (2) CPAs shall jointly appoint a CPA to resolve such dispute.  Landlord and Tenant agree to divide equally all fees of the CPA with respect to any such dispute, provided, however, if the decision of the CPA results in the actual Operating Costs Allocable to the Premises being overstated by more than 5%, Landlord shall pay the reasonable fees of the CPA.

3.4.5 End of Term.  If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 360; (c) if the clause (b) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within ten (10) Business Days after Landlord’s delivery to Tenant of a statement for such excess; and (d) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (b) amount, then Landlord shall refund to Tenant the excess within the ten (10) Business Day period described in clause (c) if Tenant is not then in default of any of its obligations under this Lease.  Landlord’s and Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease.

3.4.6 Definitions.  Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:

Estimated Operating Costs Allocable to the Premises:  Landlord’s written estimate of Operating Costs Allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to Section 3.4.1.

Operating Costs: All expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Land, Building, Premises, related improvements, and the personal property used in conjunction with such Land, Building, Premises and related improvements.  Included are all expenses paid or incurred by Landlord for:  (a) utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, Telecommunication Services, cable television, steam, heat, cooling or any other similar service and which are not payable directly by tenants in the Building; (b) supplies; (c) cleaning, painting and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance premiums and applicable insurance deductible payments by Landlord (not to exceed $50,000.00 per occurrence); (f) management fees (not to exceed three and one-half percent (3.5%) of the total revenues collected by Landlord from Tenant and other tenants of the Building); (g) Property Taxes (if any portion of such Property Taxes is charged on an accrual basis, for purposes of this Lease the Property Taxes payable during the calendar year shall be included in such year’s Operating Costs), tax consultant fees and expenses, and reasonable costs of protesting, reducing or appealing Property Taxes; (h) compensation (including employment taxes and fringe benefits) of all persons and business organizations to the extent of their performance of duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (i) license, permit and inspection fees; (j) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (k) rental of any machinery or equipment; (l) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (m) the cost of maintenance, repairs or replacements; (n) charges under maintenance and service contracts; (o) reasonable legal fees and other expenses of legal or other dispute resolution proceedings; (p) maintenance and repair of the roof and roof membranes, (q) costs incurred by Landlord for compliance with any and all Governmental Requirements, including Access Laws, enacted after the Possession Date, and costs incurred by Landlord to increase the efficiency of any electrical, mechanical or other system servicing the Building or the Landlord, provided, that if any of the foregoing costs are capital in nature, then the same shall be amortized as set forth in item (w) below; (r) elevator service and repair, if any;  (s) business taxes and license fees; (t) the cost of insurance endorsements or insurance policies purchased in order to repair, replace and/or recommission the Building for re-certification pursuant to a Green Agency Rating (or, in the event the Building has not achieved certification under a Green Agency Rating, such insurance that is purchased in order to facilitate the restoration or rebuilding of the Building after a casualty so as to achieve such certification) or to support achieving energy and carbon reduction targets; (u) the cost of maintaining, managing, reporting, commissioning, and recommissioning the Building or any part thereof that was designed and/or built to be sustainable and conform with a Green Agency Rating, and all costs of applying, reporting and commissioning the Building or any part thereof to seek certification under a Green Agency Rating provided that Landlord shall not apply for such certification more often than commercially reasonable for comparable buildings; (v) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building; and (w) the amortization of costs of capital improvements, repairs or replacements to the Building or the Land (A) to the extent of the reduction in Operating Costs reasonably anticipated to result from such work over the useful life of such improvements, repair or replacement, or (B) to upgrade, improve or enhance life/safety conditions in the Building, or (C) which are required under any Governmental Requirements which were not applicable to the Building or the Land as of the Commencement Date, amortized with interest at the Prime Rate plus two (2) percentage points over the estimated useful life of such improvement, repair or replacement as reasonably determined by Landlord.  As used herein, “commissioning” and “recommissioning” mean the quality assurance process that seeks to analyze and improve a building’s operations and maintenance procedures to enhance overall building performance.

Exclusions from Operating Costs:  Notwithstanding anything to the contrary contained herein, Operating Costs shall not include any of the following:  (i) ground rent; (ii) interest and amortization of funds borrowed by Landlord for items other than capital improvements; (iii) leasing commissions and advertising and space planning expenses incurred in procuring tenants; (iv) salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives; (v) costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by Governmental Agencies of the right of eminent domain, to the extent of any proceeds of insurance received by Landlord; (vi) leasing commissions, attorney fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Building, and similar costs incurred in connection with disputes with and/or enforcement of any leases with tenants, other occupants, or prospective tenants or other occupants of the Building; (vii) “tenant allowances,” “tenant concessions” and other costs or expenses (including permit, license and inspection  fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, including space planning/interior design fees for same; (viii) costs of correcting defects, including any allowance for same, in the construction of the Building (including latent defects) or equipment used therein, except that conditions resulting from ordinary wear and tear and not occasioned by construction defects shall not be deemed defects for purposes of this category; (ix) depreciation; (x) costs of a capital nature, except as provided for in item (w) above; (xi) costs in connection with services (including electricity) or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord; (xii) services, items and benefits for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord (other than Tenant’s pro rata contribution to Operating Costs) or for which Tenant or any other tenant or occupant of the Building pays third persons; (xiii) penalties for late payment by Landlord provided that the failure of Tenant to make any payment or perform any obligation of Tenant under this Lease is not the cause of such penalty; (xiv) payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust or other debt, and rental payments under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse or may be measured by, real estate taxes); (xv) except for the management fee and as otherwise expressly provided in this Section, Landlord’s general overhead and general administrative expenses (individual, partnership or corporate, as the case may be) not directly related to the management of the Building and not chargeable to Operating Costs of the Building in accordance with generally accepted accounting principles consistently applied; (xvi) compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand), if any, operated by Landlord or any subsidiary or affiliate of Landlord; (xvii) advertising and promotional expenses; (xviii) contributions to charitable organizations; (xix) costs or fees relating to the defense of Landlord’s title to or interest in the Building; and (xx) payments in respect of profit to parties related to Landlord for supplies or materials to the extent that the cost of such supplies or materials exceed the cost that would have been paid had such supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis.

Gross-Up Provision:  If less than one hundred percent (100%) of the net rentable area of the Building is occupied by tenants at all times during any Year, then Landlord shall make an appropriate adjustment to any components of Operating Costs which vary due to changes in occupancy levels (including, but not limited to, janitorial, water, sanitary sewer and other common utilities and common services in the Building but not Property Taxes) for such Year employing sound accounting and management principles to determine the Operating Costs that would have been incurred by Landlord had one hundred percent (100%) of the Building been occupied at all times during such Year by tenants, and the amount so determined shall be deemed to be the Operating Costs for such Year.  Notwithstanding the foregoing, this Gross-Up Provision shall not operate to permit Landlord to collect more than the actual costs that Landlord actually incurs for the items adjusted pursuant to this Gross-Up Provision.

Operating Costs Allocable to the Premises:  The product of Tenant’s Pro Rata Share times Operating Costs.

Qualified Person:  An accountant or other person experienced in accounting for income and expenses of office projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this subparagraph.

3.4.7 Tenant’s Costs.  Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for (a) any cleaning expenses incurred by Landlord, including carpet cleaning, garbage and trash removal expenses, over and above the normal cleaning provided by Landlord, if any, or due to the presence of a lunchroom or kitchen or food or beverage dispensing machines within the Premises, (b) any expense incurred by Landlord for usage in the Premises of heating, ventilating and air conditioning services, elevator services, electricity, water, janitorial services, or any other services or utilities over and above the normal usage for the Premises, (c) any expense incurred by Landlord relating to or arising out of the usage by Tenant or Tenant’s Agents of the public or common areas of the Building or Land, or any of the equipment contained therein, which usage is over and above the normal usage for such public or common areas or equipment, and (d) any other direct out-of-pocket expense incurred by Landlord on Tenant’s behalf.   Landlord’s invoice shall contain reasonable detail of the services, and upon request of Tenant, Landlord shall provide Tenant reasonable back-up materials.

3.4.8 Payments Deemed Additional Rent.  Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.

3.5 Utilities.

3.5.1 Landlord shall have the right from time to time to select the company or companies providing electricity, gas, fuel, one or more categories of Telecommunication Services and any other utility services to the Building.  Landlord reserves the right to change electricity providers for the Building at any time and to purchase green or renewable energy provided that the rates of such providers are competitively bid.  Electrical services will be supplied by Landlord to a panel box designated for each floor of the Building.  Tenant shall contract directly and pay for separately metered electricity, Telecommunication Services, other separately metered utilities used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such utilities. The cost of water, sewer, gas, sprinkler and any other utility service not separately metered to the Premises shall be an Operating Cost under this Lease.

3.5.2 Tenant acknowledges that space on the Building rooftop and in Building risers, equipment rooms and equipment closets is limited.  If Tenant requires Telecommunication Services for the Premises other than from the provider or providers of Telecommunication Services selected by Landlord and whose Telecommunication Facilities are installed in or about the Building or on the rooftop of the Building, provision for alternate or supplemental Telecommunication Services or Telecommunication Facilities shall be made in a by a separate license agreement to be negotiated and executed by such provider and Landlord.  Unless otherwise required by law, neither Tenant, nor a provider of Telecommunication Services to Tenant, in the future shall be entitled to locate or install Telecommunication Facilities in, on or about the Building without (a) first obtaining Landlord’s advance, written consent which shall not be unreasonably withheld, and (b) the advance execution by Landlord and Tenant of a satisfactory agreement granting a license to Tenant for such purposes and setting forth the scope, the additional rent, if any, royalties and the other terms and conditions of  that license, and (c) Tenant negotiating and obtaining the right, if any is required, to bring such Telecommunication Facilities across public or private property to an approved entry point to the Building.  The agreement referred to in clause (b) of the previous sentence shall be incorporated in and become part of this Lease.  Any future application by Tenant for permission to locate or install Telecommunication Facilities shall (1) be in such form and shall be accompanied by such supporting information as the Landlord may require, (2) be subject to such procedures, regulations and controls as the Landlord may specify and (3) be accompanied by such payment as the Landlord may reasonably request to reimburse Landlord for its costs of evaluating and processing the application and in negotiating and preparing the agreement described earlier in this subparagraph.  Notwithstanding anything to the contrary contained herein, Landlord consents to Tenant installing a Sprint Ethernet Access system (the “SPA Ethernet”) in the Premises pursuant to an agreement between Sprint and one of the internet service providers servicing the Building and in accordance with terms and conditions for the use of the Building risers and equipment rooms and closets determined by the Building’s riser manager.  Tenant shall pay all costs and charges in connection with the installation and use of the SPA Ethernet, but Landlord shall not impose any charges payable to Landlord therefor.

3.5.3 Except as expressly set forth in this paragraph, Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in electrical power, natural gas, fuel, Telecommunication Services, sewer, water, or garbage collection services, other utility service or building service of any kind to the Premises (a “Building Service”). In the event of such failure, diminution or interruption, Landlord shall use commercially reasonable efforts to restore such service to the Premises.  Notwithstanding the foregoing, if (i) any Building Service is interrupted for more than three (3) consecutive Business Days as a result of the negligence or willful misconduct of Landlord, its agents or contractors or a failure in facilities, equipment or systems owned by Landlord and within Landlord’s reasonable control; (ii) Tenant promptly gives Landlord notice of such interruption; (iii) such interruption does not result from the negligent or willful act or omission of Tenant or Tenant’s Agents, or from any failure of Tenant to comply with any term or condition of this Lease; and (iv) such interruption renders any portion of the Premises unusable or inaccessible by Tenant in the conduct of its business or materially disrupts Tenant’s operations at the Premises, then Base Rent and Additional Rent shall abate with respect to the portion of the Premises rendered unusable or inaccessible from the fourth (4th) Business Day after Landlord’s receipt of Tenant’s notice until such time as the interrupted Building Service is restored.

3.5.4 Tenant shall not install any supplemental HVAC, space heaters or other utilities or energy-intensive equipment (“Supplemental Utilities Equipment”) in the Premises without Landlord’s prior written consent.  Landlord hereby consents to the installation by Tenant of an up to five (5) ton supplemental HVAC system in the computer room of the Premises as part of the Tenant Improvements pursuant to the provisions of Exhibit B.  Tenant shall be responsible, at its sole cost and expense, for the installation, maintenance and repair of the Supplemental Utilities Equipment, and, at Landlord’s election, shall remove the same from the Premises upon the expiration or termination of the Lease Term at Tenant’s sole cost and expense.  Tenant agrees that it will maintain and repair any Supplemental Utilities Equipment and major components thereof in first-class condition.  Tenant shall, at its sole cost and expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor or the seller of any such Supplemental Utilities Equipment, and upon Landlord’s request, Tenant shall provide Landlord with reasonable evidence of such maintenance and repair.  Upon Landlord’s request, at reasonable times and upon prior notice to Tenant (except in the event of an emergency, where no notice is required), Landlord shall have the right to inspect, on not less than a monthly basis, the Supplemental Utilities Equipment and major components provided Landlord shall use commercially reasonable efforts to minimize Landlord’s interference with Tenant’s business.  Tenant shall not permit any Supplemental Utilities Equipment to disturb or interfere with any of the Building’s systems or any other tenant in the Building.  Notwithstanding anything contained herein to the contrary, in the event that Tenant installs any Supplemental Utilities Equipment in the Premises by Tenant which has not been approved by Landlord in accordance with the terms of this Lease, then Landlord may require Tenant to remove the same at Tenant’s sole cost and Tenant shall be responsible to Landlord for any damage caused to the Premises or the Building in connection therewith.

3.5.5 Upon request by Landlord, Tenant shall submit to Landlord electricity consumption data and costs in a format reasonably acceptable to Landlord, provided that Tenant shall not be responsible for incurring any out-of-pocket cost in connection with the submission of such reports.

3.6 Holdover.  Tenant is not authorized to hold over beyond the expiration or earlier termination of the Lease Term.  Tenant shall be deemed a month-to-month tenant during any holdover.  During a holdover tenancy, (a) for the first month, Tenant shall pay to Landlord 150% of the rate of Base Rent in effect on the expiration or termination of the Lease Term plus all Additional Rent and other sums payable under this Lease, and (b) for the second and each subsequent month, Tenant shall pay to Landlord 200% of the rate of Base Rent in effect on the expiration or termination of the Lease Term plus all Additional Rent and other sums payable under this Lease, and in any event Tenant shall be bound by all of the other covenants and conditions specified in this Lease, so far as applicable to a month-to-month tenancy.  If the Landlord does not consent to the Tenant’s remaining in possession, Landlord shall have all the rights and remedies provided for by law and this Lease, including the right to recover consequential damages suffered by Landlord in the event of Tenant’s wrongful refusal to relinquish possession of the Premises.  Notwithstanding the foregoing, no consequential damages may be recovered by Landlord arising out of Tenant’s holdover for the first thirty (30) days after the termination of the Lease Term.

3.7 Late Charge.  If Tenant fails to make any payment of Base Rent, Additional Rent or other amount when due under this Lease, a late charge is immediately due and payable by Tenant equal to five percent (5%) of the amount of any such payment.  Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency.  The parties agree that Landlord’s damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage.  Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8 Default Rate.  Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of:  (a) the published prime or reference rate then in effect at a national banking institution designated by Landlord (the “Prime Rate”), then in effect, plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the “Default Rate”), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

SECTION 4:  MANAGEMENT AND LEASING PROVISIONS

4.1 Maintenance and Repair by Landlord.  Subject to Section 4.9 (“Damage or Destruction”) and Section 4.10 (“Condemnation”), Landlord shall maintain the public and common areas of the Building in reasonably good order, condition and repair comparable to the condition of other first-class buildings in the Chicago central business district.  Landlord shall make such repairs thereto as become necessary after obtaining actual knowledge of the need for such repairs.  All repair costs shall be included in Operating Costs (to the extent permitted under Section 3.4 above), except for damage occasioned by the act or omission of Tenant or Tenant’s Agents which, subject to Section 4.15, shall be paid for entirely by Tenant upon demand by Landlord.  In the event any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall promptly give written notice to Landlord, and Landlord shall commence such maintenance or repairs within a reasonable time after Landlord’s receipt of such notice.

4.2 Maintenance and Repair by Tenant.  Except as is expressly set forth as Landlord’s responsibility pursuant to Section 4.1 (“Maintenance and Repair by Landlord”) and Section 4.3.3(c) below, Tenant shall at Tenant’s sole cost and expense keep, clean and maintain the Premises in good condition and repair, including interior painting, plumbing and utility fixtures and installations, carpets and floor coverings, all interior wall surfaces and coverings (including tile and paneling), interior windows, exterior and interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof, light bulb replacement (which bulbs and fixtures shall comply with Landlord’s Sustainability Practices and shall be reported to Landlord in a format reasonably acceptable to Landlord) and interior preventative maintenance.  Subject to the limitations set forth in Section 2.7.4 above, Tenant shall use commercially reasonable efforts to perform all maintenance and repairs in compliance with Landlord’s Sustainability Practices, as the same may be in effect or amended or supplemented from time to time.  If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon two (2) Business Days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant’s sole cost and expense.  Tenant shall pay to Landlord the actual and reasonable cost of such maintenance or repair plus a ten percent (10%) administration fee within ten (10) Business Days of written demand from Landlord.

4.3 Common Areas/Security.

4.3.1 The common areas of the Building shall be subject to Landlord’s sole management and control.  Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment, Telecommunication Facilities and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make alterations or additions to the Building or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject; replat, subdivide, or make other changes to the Land; place or relocate or cause to be placed or located utility lines and Telecommunication Facilities through, over or under the Land and Building; and use or permit the use of all or any portion of the roof of the Building.  Landlord reserves the right to relocate parking areas and driveways and to build additional improvements in the common areas so long as Tenant’s Parking Ratio is maintained and provided that there shall continue to be reasonable access to the Premises.

4.3.2 Except as set forth herein, Landlord shall provide a 24-hour manned security desk in the lobby of the Building provided that Landlord may cease providing manned security and implement technological advances to such security service consistent with comparable Class A office building in the Chicago central business district, and Landlord shall have no liability to Tenant for failure of such service to prevent personal injury or property damage or any other loss suffered by Tenant or Tenant’s Agents.  In addition, Landlord agrees to secure all exterior entryways to the Building using commercially reasonable methods used by comparable Class A buildings in the Chicago central business district.  Tenant recognizes that any security services  provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord’s property, and provided that Landlord fulfills its obligations set forth in the two (2) immediately preceding sentences, under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant’s Agents or property in, on or about the Premises, Land or Building.  Landlord acknowledges that the operation of Tenant’s business in the Premises requires compliance with certain confidentiality and security policies and procedures imposed by applicable state and federal laws (“Tenant’s Security Requirements”), and accordingly, Tenant may, at its sole cost and expense, install, establish and maintain security services (“Tenant’s Security Services”) within the Premises; provided that, (i) Tenant’s Security Services (including any apparatus, facilities, equipment or people utilized in connection with the provision of such security services) comply with Governmental Requirements, (ii) Tenant’s Security Services installed, established or maintained by Tenant must not affect or impact any portion of the Building or the Land other than the Premises and shall not prevent Landlord from exercising its rights as provided in Section 4.8 (“Access”), (iii) Tenant’s Security Services are installed and maintained by a professional security contractor, and (iv) Tenant has informed Landlord in writing of Tenant’s Security Requirements.  Tenant’s rights under this subparagraph are subject to all the obligations, limitations and requirements as set forth in Section 4.4 (“Tenant Alterations”) and Section 4.5 (“Tenant’s Work Performance”).

4.3.3 Subject to force majeure and the terms of Section 3.5.3 above, Landlord shall furnish the following services to Tenant, the cost of which shall be included in Operating Costs to the extent permitted herein (except to the extent to be paid entirely by Tenant as hereinafter provided):

(a) HVAC service shall be provided to the Premises Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m., except Holidays, to provide a temperature, in Landlord’s reasonable judgment, for comfortable occupancy of the Premises under normal business operations and in the absence of the use of equipment which affects the temperature or humidity which would otherwise be maintained in the Premises.  Nothing contained herein shall restrict the operation of Tenant’s supplemental HVAC system at all necessary times.

(b) Hot and cold water in common with other tenants for lavatory purposes from the regular Building supply.

(c) Cleaning and janitorial services for the Building and the Premises exclusively by contractors approved by Landlord in accordance with the Janitorial Specifications attached to this Lease as Exhibit F.  Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same.  Cleaning and janitorial services shall be provided Monday through Friday except Holidays.  Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.  Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor, any of Landlord’s Agents or any other person.  Notwithstanding anything to the contrary contained herein, Landlord shall direct the janitorial service for the Building to take appropriate actions to comply with Tenant’s Security Requirements of which Tenant has provided written notice to Landlord.

(d) Access to condenser water for Tenant’s use in connection with the operation of Tenant’s supplemental HVAC equipment.  Tenant shall pay Landlord’s standard charge for condenser water within thirty (30) days after receipt of Landlord’s bill therefor.  As of the date hereof, Landlord’s charge for condenser water is $12.31 per ton per month, subject to adjustment from time to time during the Lease Term.

4.4 Tenant Alterations.  After Tenant’s construction of the Tenant Improvements, Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing, wiring or Telecommunication Facilities (individually and collectively “Tenant Alterations”), without first obtaining the consent of Landlord.  Notwithstanding the foregoing, Landlord’s consent to Tenant Alterations shall not be required if (i) the same do not affect any structural element or the exterior appearance of the Building, change the general nature or character thereof, affect the mechanical, life/safety or other common utilities or facilities maintained by Landlord in the Building or require Landlord to make any alterations or additions to the Building, (ii) the cost of any of the foregoing Tenant Alterations, together with all such Tenant Alterations during the prior twelve (12) month period, does not exceed $50,000.00, and (iii) Tenant gives Landlord at least ten (10) days prior notice of any such work.  Landlord agrees that Landlord’s consent shall not be required for the installation of Tenant’s furniture, trade fixtures or equipment in the Premises (and the same shall not be deemed to be Tenant Alterations) if the same do not affect the structure of the Building, affect the mechanical, life/safety or other common facilities and systems of the Building, require Landlord to make any alterations to the Building or a permit from the City of Chicago.  Further, Landlord’s consent to Tenant Alterations shall not be unreasonably withheld if the same do not affect the structure or exterior appearance of the Premises or the Building, change the general nature or character thereof, affect the mechanical, life/safety or other common utilities or facilities maintained by the Landlord in the Building or require Landlord to make any alterations or additions to the Building.  Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations which require Landlord’s consent, and all such work shall be performed by Tenant at Tenant’s expense.  Tenant shall pay to Landlord all reasonable costs incurred by Landlord for any architecture, engineering, supervisory and/or legal services in connection with any Tenant Alterations, including, without limitation, Landlord’s review of the plans and specifications for the Tenant Alterations.  Without limiting the generality of the foregoing, Landlord may require Tenant, at Tenant’s sole cost and expense, to obtain and provide Landlord with proof of insurance coverage in forms, amounts and by companies reasonably acceptable to Landlord.  Should Tenant make any alterations without Landlord’s prior written consent (if required), or without satisfaction of any conditions established by Landlord, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove some or all of Tenant Alterations, or at Landlord’s election, Landlord may remove such Tenant Alterations and restore the Premises at Tenant’s expense. Subject to the provisions of Section 2.7.4, Tenant shall use commercially reasonable efforts to ensure that all Tenant Alterations will be performed in accordance with Landlord’s Sustainability Practices, as the same may be in effect or amended or supplemented from time to time.  Nothing contained in this paragraph or Section 4.5 (“Tenant’s Work Performance”) shall be deemed a waiver of the provisions of Section 4.27 (“Construction Liens”).

4.5 Tenant’s Work Performance.  All Tenant Alterations shall be performed by contractors approved in advance in writing by Landlord pursuant to one or more construction contracts in form and content approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Approval shall be subject to Landlord’s reasonable discretion and shall include a requirement that the prime contractor and the respective subcontractors of any tier performing the Tenant Alterations:  (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO applicable to the geographic area in which the Building is located and to the trade or trades in which the work under the contract is to be performed and (b) employ only members of such labor organizations to perform work within their respective jurisdictions.  With the prior written approval of Landlord which may be withheld in Landlord’s sole and absolute discretion, in the preceding sentence a project labor agreement may be substituted in place of a collective bargaining agreement, and an independent, nationally recognized labor organization may be substituted in place of a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO.  Tenant’s contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord.  If Tenant’s contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord’s consent to the continuation of such work may be withdrawn upon written notice to Tenant.  All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship.  Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant’s Agents.  Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from any Claims arising as a result of the Tenant Alterations or any defect in design, material or workmanship of any Tenant Alterations.

4.6 Surrender of Possession.  Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as existed after Tenant’s completion of the Tenant Improvements or as later improved, reasonable use and ordinary wear and tear and casualty excepted, and free from all tenancies or occupancies by any person.

4.7 Removal of Property.  On or before the expiration or earlier termination of this Lease, Tenant shall remove its trade fixtures, personal property, office supplies and office furniture and equipment from the Premises, and Tenant shall repair all damage caused by or resulting from such removal.  All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering, lighting fixtures and apparatus or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building) shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, at Landlord’s sole election, Tenant shall, at Tenant’s sole cost and expense, remove (i) all low-voltage wiring installed in the Premises, and (ii) all (or such portion as Landlord shall designate) of the Tenant Improvements and/or Tenant Alterations which constitute “specialty items” (such as raised flooring, supplemental HVAC equipment and systems, decorative water features and the like) of which Landlord informed Tenant in writing at the time of Landlord’s review of Tenant’s plans and drawings and Landlord’s consent to the Tenant Improvements and/or Tenant Alterations, as the case may be, or which Tenant installed in the Premises without Landlord’s consent, and in each case, Tenant shall repair any damages resulting from such removal and return the Premises to the same condition as existed prior to such installation or work, reasonable wear and tear excepted.  Tenant waives all rights to any payment or compensation for such Tenant Improvements and/or Tenant Alterations (including Telecommunication Facilities).  If Tenant shall fail to remove any of its property from the Premises, Building or Land which Tenant is required to remove at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property at Tenant’s expense without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant.  Tenant shall pay all documented out-of-pocket costs incurred by Landlord within thirty (30) days after demand for such payment.  If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale:  first, to the cost and expense of such sale, including reasonable attorney’s fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.

4.8 Access.  Tenant shall permit Landlord and Landlord’s Agents to enter into the Premises with one (1) Business Day’s notice (which may be oral, provided however, except in case of emergency in which case no notice shall be required), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building.  Landlord’s notice shall specify the purpose of Tenant’s entry, and any such entry shall comply with Tenant’s Security Requirements and shall be subject to reasonable coordination with a representative of Tenant, who may accompany and/or monitor any activities of Landlord or Landlord’s Agents in the Premises.  Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease.  When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease, provided that Landlord shall use commercially reasonable efforts to afford Tenant access to the Premises, subject to Governmental Requirements, and to restore Tenant’s full access to the Premises.  Landlord shall have the right to enter the Premises with one (1) Business Day notice (which may be oral) during the last nine (9) months of the Lease Term for the purpose of showing the Premises to prospective tenants, and any such entry shall comply with Tenant’s Security Requirements of which Tenant has informed Landlord in accordance with Section 4.3.2 above.  Tenant shall give written notice to Landlord at least twenty (20) Business Days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating.  In the event of Tenant’s failure to give such notice or arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.  Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, any persons authorized by Tenant for entry to the Premises.  (See Paragraph 4 of the Rider.)

4.9 Damage or Destruction.

4.9.1 If the Premises are damaged by fire, earthquake or other casualty, Tenant shall promptly give written notice thereof to Landlord.  Within ninety (90) days after (i) the date of receipt of such notice from Tenant or (ii) such earlier date that Landlord is aware of the damage which affects the Premises together with the Common Areas or other portions of the Building (hereinafter referred to as a “Damage Notice Date”), Landlord shall notify Tenant in writing of its reasonable estimate of the time necessary to repair the damage and whether Landlord has elected to make such repair.  If Landlord reasonably estimates that the damage can be repaired in accordance with the then-existing Governmental Requirements within two hundred seventy (270) days after the Damage Notice Date and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall promptly commence and thereafter proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate.  If, in Landlord’s reasonable estimation, the damage cannot be repaired within such two hundred seventy (270) day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either:  (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue.  If Landlord restores the Premises under this Section 4.9, then Landlord shall use commercially reasonable efforts to proceed toward completion of the restoration and (1) the Lease Term shall be extended for the time required to complete such restoration, and (2) Landlord shall not be required to repair or restore Tenant Improvements, Tenant Alterations (including Telecommunication Facilities), or any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage and was not owned by Landlord, and Tenant shall be responsible for the restoration and repair of such items.  Base Rent and Additional Rent due under this Lease after the occurrence of the damage and during any reconstruction period under this Section 4.9.1 and Sections 4.9.2, 4.9.3 and 4.9.4 below shall be abated in proportion to the floor area of the Premises which is not usable for the Permitted Use.  Tenant agrees to look to the provider of Tenant’s insurance for coverage for the loss of Tenant’s use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.  Notwithstanding anything to the contrary contained herein, in the event that Landlord estimates that the repair of the damage cannot be substantially completed (except for such Punch List Work which does not materially interfere with Tenant’s business operations in the Premises) within two hundred seventy (270) days after a Damage Notice Date or Landlord does not elect to repair the damage, then Tenant, at its option, may cancel and terminate this Lease by giving written notice which is received by Landlord on or before the thirtieth (30th) day after Tenant has received Landlord’s notice.  Further, in the event that Landlord has not substantially completed the repair and restoration of the Premises (except for such Punch List Work which does not materially interfere with Tenant’s business operations in the Premises) within two hundred seventy (270) days after a Damage Notice Date, subject to extension on account of force majeure, then Tenant, at its option, may cancel and terminate this Lease upon thirty (30) days written notice to Landlord if the repair and restoration have not been substantially completed within such thirty (30) day period.  If Tenant elects to exercise the option to terminate as set forth in this Paragraph, Tenant shall be released from all of its liabilities and obligations hereunder accruing from and after the date of termination, but Tenant shall remain liable for the payment of Rent and other charges (to the extent the same are not abated as provided herein) and the performance of the terms and provisions of this Lease due and owing or accrued up to and including the date of termination.

4.9.2 If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within forty (40) Business Days after the occurrence of such damage if Landlord is also terminating the leases of other tenants in the Building who are similarly situated to Tenant.  Such notice shall be effective twenty (20) Business Days after receipt by Tenant unless a later date is set forth in Landlord’s notice.

4.9.3 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness or if the insurance proceeds are otherwise inadequate to complete the repair of the damages to the Premises, the Building or both, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after Landlord is notified of such requirement.

4.9.4 Notwithstanding the foregoing, if the Premises or the Building are wholly or partially damaged or destroyed within the final twelve (12) months of the Lease Term, Landlord may, at its option, elect to terminate this Lease upon written notice to Tenant within thirty (30) days following such damage or destruction.  Further, in the event that the Premises are damaged or destroyed within the final twelve (12) months of the Least Term and such damage would require more than thirty (30) Business Days to repair, then Tenant may, at its option, terminate this Lease by written notice to Landlord within thirty (30) days following such damage of destruction.

4.10 Condemnation.  If all of the Premises, or such portions of the Building as may be required for the Tenant’s reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date provided that Tenant is permitted to occupy the Premises until such date.  If any material part of the Building is sold or taken (whether or not the Premises are affected), Landlord shall have the right to terminate this Lease as of the date possession is transferred to the acquiring authority upon giving written notice thereof to Tenant, and the rent payable hereunder shall be apportioned accordingly.  In case of taking of a part of the Premises or a portion of the Building not required for the Tenant’s reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs provided that Tenant is permitted to occupy the portion of the Premises taken until such date.  Notwithstanding anything contained herein to the contrary, if a portion of the Premises is taken but the remainder thereof is not, in Tenant’s reasonable business judgment, adequate for Tenant’s continued operations in the Premises, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of termination within thirty (30) days after the date possession is transferred to the acquiring authority.  Additional Rent and all other sums payable under this Lease shall not be abated but Tenant’s Pro Rata Share may be redetermined as equitable under the circumstances.  Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease.  Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant’s business.  Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant’s moving expenses or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

4.11 Parking.  [Intentionally omitted]

4.12 Indemnification.

4.12.1 Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises by Tenant or Tenant’s Agents, (b) any act, omission or negligence of Tenant or Tenant’s Agents, or (c) any breach or default under this Lease by Tenant, except to the extent any such Claim results from the negligence or willful misconduct of Landlord or Landlord’s Agents.

4.12.2 Landlord shall indemnify, defend and hold harmless Tenant and Tenant’s Agents from and against any and all Claims to the extent the same arises out of (a) any occurrence in the common areas of the Building to the extent the same results from the negligence or intentional misconduct of the Landlord or Landlord’s Agents, or (b) any breach or default under this Lease by Landlord.

4.12.3 Except as specified in the next sentence, neither Landlord nor Landlord’s Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant’s Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in or interference with the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus or Telecommunication Facilities; termination of this Lease by reason of damage to the Premises or Building; fire, robbery, theft, vandalism, mysterious disappearance or a casualty of any kind or nature; actions of any other tenant of the Building or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building.  Landlord shall be responsible only for Claims arising solely out of the negligence or willful misconduct of Landlord in failing to repair or maintain the Building as required by this Lease (“Maintenance and Repair by Landlord”); but in no event shall Landlord’s responsibility extend to any interruption to Tenant’s business or any indirect or consequential losses suffered by Tenant or Tenant’s Agents or extend beyond Landlord’s responsibility as set forth in Section 3.5 (“Utilities”) when that paragraph is applicable.  The obligations of this paragraph shall be subject to Section 4.15 (“Waiver of Subrogation”).

4.13 Tenant Insurance.

4.13.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant’s liability insurance:

(a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant’s obligations under Section 4.12 (“Indemnification”), insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than One Million Dollars ($1,000,000.00) per occurrence/Two Million Dollars ($2,000,000.00) annual aggregate, which limit shall be reasonably increased during the Lease Term at Landlord’s request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an “occurrence” rather than a “claims made” basis, and which policy names Landlord, Manager, Bentall Kennedy (U.S.) Limited Partnership and, at Landlord’s request, Landlord’s mortgage lender(s) or investment advisors, as additional insureds;

(b) A special form policy of property insurance (which was formerly called “all risk”) covering Tenant Improvements, Tenant Alterations (including Telecommunication Facilities), and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement cost of such property;

(c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months;

(d) A policy of worker’s compensation insurance as required by applicable law and employer’s liability insurance with limits of no less than One Million Dollars ($1,000,000.00); and

(e) A policy of comprehensive automobile liability insurance, including loading and unloading, and covering owned, non-owned and hired vehicles, with limits of no less than One Million Dollars ($1,000,000.00) per occurrence.

(f) An excess umbrella liability policy with a limit of not less than Five Million Dollars ($5,000,000.00) on a form at least as broad as the underlying policies.

4.13.2 All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation, lapse or reduction in coverage except after thirty (30) days’ written notice to Landlord.  Tenant shall deliver to Landlord and, at Landlord’s request Landlord’s mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14 Landlord’s Insurance.  Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

(a) A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Two Million Dollars ($2,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) in the aggregate, which policy shall be payable on an “occurrence” rather than a “claims made” basis;

(b) A special form policy of property insurance (what was formerly called “all risk”) covering the Building and Landlord’s personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property; and

(c) Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate, including but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be “blanket” policies which cover other properties owned by Landlord.

4.15 Waiver of Subrogation.  Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord’s Agents or Tenant’s Agents, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of Landlord, Landlord’s Agents, or Tenant or Tenant’s Agents.  Landlord and Tenant shall each notify their insurance carriers, subject to the terms of their individual policies, of this waiver of subrogation and have such policies endorsed, as necessary, to prevent invalidation of any of the coverage provided by such insurance policy by reason of such mutual waiver.  For the purpose of the foregoing waiver, the amount of any deductible shall be deemed covered by, and recoverable by the insures under, the insured policy to which such deductible relates.

4.16 Assignment and Subletting by Tenant.

4.16.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed in accordance with this paragraph.  Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease.  Landlord’s acceptance of Base Rent, Additional Rent or any other sum from any assignee, sublessee, transferee, mortgagee or encumbrance holder shall not be deemed to be Landlord’s approval of any such conveyance.  Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease.  No such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.  Landlord’s right of direct collection shall be in addition to and not in limitation of any other rights and remedies provided for in this Lease or at law.  Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, Lease Security Deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease, provided, however, that until the occurrence of an Event of Default, Tenant shall have the license to collect any amounts or sums payable under any sublease.

4.16.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant’s or assignee’s business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request.  Without limiting the preceding sentence, Tenant shall also provide Landlord with:  (a) such financial information as Landlord may request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee (provided, however, if the proposed subtenant or assignee is a publicly traded company, Landlord shall rely solely on publicly available financial information); (b) proof satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent.  Tenant shall pay to Landlord, upon Landlord’s demand therefor, Landlord’s reasonable attorneys’ fees incurred in the review of such documentation and in documenting Landlord’s consent (not to exceed $2,500.00 per occurrence), plus an administrative fee of $500.00 as Landlord’s fee for processing such proposed assignment or sublease.  Receipt of such fee shall not obligate Landlord to approve the proposed assignment or sublease.

4.16.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any factor it deems relevant, in its reasonable discretion.  Without limiting what may be construed as a factor considered by Landlord, Tenant agrees that any one or more of the following will be proper grounds for Landlord’s disapproval of a proposed assignment or sublease:

(a) The proposed assignee or subtenant does not, in Landlord’s good faith commercially reasonable judgment, have sufficient financial worth (taking into account Tenant’s continuing liability hereunder) to insure full and timely performance under this Lease or the Sublease, as the case may be;

(b) Subject to Section 4.16.2(a) with respect to any publicly traded entity, Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (a);

(c) Landlord has had prior negative leasing experience with the proposed assignee or subtenant or an affiliate or, in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building, or that is not compatible with the businesses of other tenants in the Building, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

(d) The use of the Premises by the proposed assignee or subtenant will not be permitted under the Permitted Use;

(e) Tenant is in default beyond applicable notice and grace periods of any obligation of Tenant under this Lease, or an Event of Default by Tenant has occurred under this Lease on three (3) or more occasions during the twenty-four (24) months preceding the date that Tenant shall request such consent; or

(f) Landlord has had written negotiations with the proposed assignee or subtenant, in the six (6) months preceding Tenant’s request, regarding the leasing of space by such proposed assignee or subtenant in the Building.

(g) The proposed assignee or subtenant has a proposed use or operation in the Premises which may or will cause the Building or any part thereof to not conform with the standards for certification of the Building by a Green Agency Rating.

4.16.4 Within fifteen (15) Business Days after Landlord’s receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord’s approval, disapproval or conditional approval of any proposed assignment or subletting.  Landlord shall have no obligation to respond unless and until all required information has been submitted.  In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content reasonably satisfactory to Landlord.

4.16.5 If Tenant is not a publicly traded company, any transfer, assignment or hypothecation of any of the stock or interest in Tenant, or the assets of Tenant, or any other transaction, merger, reorganization or event, however constituted, which (a) results in fifty percent (50%), or more of such stock, interest or assets going into different ownership, or (b) is a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph.

4.16.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord fifty percent (50%) of such excess after deducting therefrom all of Tenant’s reasonable costs and expenses incurred in connection with the assignment or sublease including, without limitation, brokerage commissions, and the costs of all leasing concessions including rent abatement and Tenant Improvement Allowance.

4.16.7 [Intentionally omitted]

4.16.8 Notwithstanding any contrary provision in the previous subparagraphs of this paragraph, Landlord’s consent shall not be required for an assignment or subletting of the Premises to (i) an affiliate or wholly-owned subsidiary of the Tenant or a reorganized entity under which no change of ownership has occurred, (ii) an entity resulting from a merger or consolidation by or into Tenant, or (iii) an entity which acquires all or substantially all of Tenant’s stock or assets (each of the foregoing is hereinafter referred to as a “Permitted Transferee”), provided that (a) Tenant shall not be released of its obligations under this Lease; (b) a proposed assignee has delivered to Landlord satisfactory evidence of financial worth (less goodwill) equal to or greater than that of Tenant as of the proposed date of the transfer (provided, however, if the proposed subtenant or assignee is a publicly traded company, no additional financial information shall be required other than financial information which is publicly available); (c) no Event of Default then exists; (d) the use of the Premises by the proposed assignee or subtenant constitutes a Permitted Use; (e) Tenant shall notify Landlord of a proposed transfer as soon as reasonably possible (and in no event later than the effective date thereof), and such notice shall include information establishing the relationship between Tenant and the transferee; (f) any assignee of the Lease shall expressly assume all of Tenant’s obligations and liabilities hereunder to thereafter be performed without releasing Tenant; (g) any sublease shall by its terms be expressly subordinate to all of the terms, covenants and conditions of this Lease; and (h) Tenant shall deliver to Landlord on or prior to the effective date an executed copy of the documents effecting the transfer of this Lease.

4.17 Assignment by Landlord.  Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building.  If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord’s Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord’s successor-in-interest with respect to such liability; provided that, as to the Lease Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Lease Security Deposit or Prepaid Rent to its successor-in-interest.

4.18 Estoppel Certificates and Financial Statements.

4.18.1 Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating:  (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned by Tenant, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) to Tenant’s knowledge, Landlord is not in breach of this Lease (or, if such a breach is known to Tenant, a description of each such breach) and that to Tenant’s knowledge no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) whether or not all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, to Tenant’s knowledge, whether or not there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month and any Prepaid Rent, to the extent not then applied; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant’s statement may be relied upon by a prospective purchaser or mortgagee of Landlord’s interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord.  If Tenant fails to respond within ten (10) Business Days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee..

4.18.2 If Tenant is not a publicly traded corporation or a subsidiary of a publicly traded corporation, Tenant shall, from time to time (but not more than once in any twelve (12) month period), upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements certified as accurate by a certified public accountant or authorized representative of Tenant and prepared in conformance with generally accepted accounting principles for (i) Tenant, (ii) any guarantor of this Lease (if guarantor is not a publicly traded corporation or subsidiary of a publicly traded corporation), and (iii) any successor entity to Tenant by merger or operation of law.

4.19 Modification for Lender.  If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord’s lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect Tenant’s rights, remedies or costs under this Lease.

4.20 Hazardous Substances.

4.20.1 Neither Tenant, any of Tenant’s Agents shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant’s business in the Premises.  Tenant agrees that (a) the storage, handling and use of such permitted Hazardous Substances by Tenant and Tenant’s Agents must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant’s operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; and (c) no Hazardous Substance shall be spilled or disposed of by Tenant or Tenant’s Agents on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building by Tenant or Tenant’s Agents.  In no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord’s discretion.

4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include reasonable laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees.  Tenant agrees that Landlord may be irreparably harmed by Tenant’s breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord’s election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Tenant.

4.20.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in Section 4.20.1 above.

4.21 Access Laws.

4.21.1 Tenant agrees to notify Landlord promptly if Tenant receives written notification or otherwise becomes aware of:  (a) any condition or situation on, in, under or around the Land or Building which constitutes or allegedly constitutes a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws.  If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant’s notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

4.21.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord’s responsibilities for compliance with Access Laws, without the prior approval of the Landlord.  In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord.  Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance.  Landlord’s consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.

4.21.3 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with:  (a) failure of the Premises to comply with the Access Laws unless such failure exists prior to the Possession Date; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to:  (1) Tenant’s use of the Premises, including the hiring of specific employees; (2) any Tenant Alterations to the Premises; or (3) any Tenant Improvements constructed in the Premises by Tenant.

4.21.4 Landlord represents and warrants that as of the date hereof, Landlord has received no notice from any Governmental Agency that the common areas of the Building do not comply with Access Laws.  Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenant’s responsibility as provided in the preceding subparagraph.  Any cost or expense paid or incurred by Landlord to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant’s responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements (not to exceed ten (10) years) with interest at the Prime Rate plus two (2) percentage points compounded daily, and shall be an Operating Cost for purposes of this Lease.

4.21.5 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant’s Agents to comply with Tenant’s obligations under this paragraph.

4.21.6 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.22 Quiet Enjoyment.  Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord subject to the provisions of this Lease.

4.23 Signs.  Landlord shall, at no cost to Tenant, (i) install a Building standard sign identifying Tenant at the entrance to the Premises, and (ii) identify Tenant in the electronic lobby directory for the Building in the same manner as the other occupants thereof.  Tenant shall not, without Landlord’s prior written consent, install, fix or use any other signs or other notice, picture, placard or poster, or any advertising or identifying media which is visible from the exterior of the Premises.

4.24 Subordination.  Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor’s lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease provided that the holder of any such mortgage or other such beneficiary or party has agreed in writing to and for the benefit of Tenant not to disturb Tenant’s right to use and occupy the Premises pursuant to the terms of this Lease so long as Tenant is not in default hereunder beyond any applicable notice and cure periods provided in this Lease.  Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument to this Lease or to execute a non-disturbance agreement in favor of Tenant on the standard form utilized by such lender or ground lessor.  At the request of Landlord, the holder of such mortgage or deed of trust or any ground lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form any commercially reasonable instrument or subordination agreement that Landlord or such holder may request.  Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord in accordance with the terms of this Lease, and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment.  Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

4.25 Brokers.  Landlord and Tenant each represent and warrant to the other that it has not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except Landlord’s Broker and Tenant’s Broker.  Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.  Landlord agrees to be responsible for the leasing commission due Landlord’s Broker and Tenant’s Broker pursuant to the terms of a separate agreement.

4.26 Limitation on Recourse.  Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord’s estate and equity interest in the Building.  Neither Landlord nor any of Landlord’s Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises.  Further, in no event whatsoever shall any Landlord’s Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises.  Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.27 Construction Liens.  Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs.  Tenant shall immediately pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or if Tenant desires to contest such lien, Tenant shall either provide an adequate surety bond or insure over the lien with a title insurance company reasonably acceptable to Landlord.  Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims.  Tenant agrees to give Landlord immediate written notice of any such Claim as soon as Tenant receives notice or otherwise becomes aware of the same.

4.28 Personal Property Taxes.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture or trade fixtures placed by Tenant in the Premises.  If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay them or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for such taxes paid on Tenant’s personal property, furniture and trade fixtures, upon demand by Landlord.

SECTION 5:  DEFAULT AND REMEDIES

5.1 Events of Default.

5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant (“Event of Default”):

(a) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within five (5) Business Days after written notice from Landlord that such payment is past due, provided, however, in the event that Landlord gives Tenant two (2) such notices within any twelve (12) month period, Landlord shall not be required to give such notice thereafter and Tenant shall be in default if Tenant fails to pay any Base Rent, Additional Rent, or any other sum within five (5) Business Days after its due date;

(b) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of thirty (30) days after written notice from Landlord; provided, however, that if the nature of Tenant’s default is such that more than twenty (20) Business Days are reasonably required to cure, then Tenant shall have such additional time as may be necessary if Tenant commences such performance within said thirty (30) day period and thereafter diligently proceeds to in fact complete such cure;

(c) the failure of Tenant to surrender possession of the Premises at the expiration or earlier termination of this Lease in the condition required by this Lease;

(d) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within forty (40) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant’s interest in this Lease, unless the same is dismissed within forty (40) Business Days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due;

(e) any financial information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false or misleading when made or the omission of material financial information regarding Tenant renders the information provided to Landlord misleading; or

(f) a failure of the Tenant to deliver the Letter of Credit within the time period specified in Section 3.3.

5.1.2 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an “unexpired lease” under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2 Remedies.  If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph to the extent permitted under Illinois law.

5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated.  If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

(a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

(b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

(c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

(d) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

(e) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

(f) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises.  Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

5.2.3 Landlord shall also have the right, upon termination of this Lease, to accelerate and recover from Tenant the excess of (i) the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining term of the Lease over (ii) the fair market rental value of the Premises over the remaining term of the Lease after subtracting the costs of reletting (including, without limitation, brokerage fees, legal fees, rent abatements, tenant improvement allowances and other financial incentives and concessions) (determined at the date of such acceleration), discounting such excess amount to present value at the Prime Rate.  Landlord’s recovery under this Section 5.2.3 shall not duplicate any amount recovered by Landlord under Section 5.2.1.

5.2.4 If Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant’s cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.6.

5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated:  (a) an act by Landlord to maintain or preserve the Premises; (b) any efforts by Landlord to relet the Premises; (c) any repairs or alterations made by Landlord to the Premises; (d) re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or (e) the appointment of a receiver, upon the initiative of Landlord, to protect Landlord’s interest under this Lease.  If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

5.2.6 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows:  first, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of reletting (including finders’ fees and leasing commissions); third, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease.  Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant.  Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord’s expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

5.2.7 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.2.8 Notwithstanding anything to the contrary contained in this Lease, Landlord agrees to use commercially reasonable efforts to mitigate damages in the event of a default hereunder by Tenant, provided, however, (i) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises; (ii) Landlord shall not be obligated to offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant’s use are available; (iii) Landlord shall not be obligated to lease the Premises to a substitute tenant for a rental less than the current fair market rental then prevailing in the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building; (iv) Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would be incompatible with the operation of the Building as a first class building; and (v) Landlord shall not be obligated to enter into a lease with any proposed substitute tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources.

5.3 Right to Perform.  If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) Business Days after notice of such failure by Landlord, or such shorter time if reasonable under emergency circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant’s part to be made or performed as provided in this Lease.  Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

5.4 Landlord’s Default.  Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such twenty (20) Business Day period and thereafter diligently prosecutes the same to completion.  All obligations of Landlord hereunder shall be construed as covenants, not conditions.  In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant may exercise any right or remedy available to Tenant under law or equity except as otherwise expressly provided in this Lease.  Notwithstanding anything to the contrary contained herein, if, in Tenant’s reasonable judgment, an emergency shall exist which threatens imminent danger to or loss of life or damage to Tenant’s property, Tenant shall use reasonable efforts to contact Landlord and Manager, and if Landlord or Manager fail to commence the cure of such emergency within a reasonable time under the circumstances, then Tenant may cure such emergency.  In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for work unless such contractors are unavailable due to the “emergency” nature of the work or are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified, union contractor which normally and regularly performs similar work in comparable buildings.  Promptly following completion of any work taken by Tenant pursuant to this paragraph, Tenant shall deliver to Landlord a detailed invoice of the work completed, the materials used and the costs relating thereto, together with any documentation and/or evidence required by Landlord to document any damage in order to assert a claim by Landlord on the insurance maintained by Landlord.  Within thirty (30) days after receipt of such invoice from Tenant along with the required documentation and/or evidence, Landlord shall pay the reasonable out-of-pocket costs incurred by Tenant or deliver a detailed written objection to Tenant of the payment of such invoice or a specific portion of such invoice.  Landlord’s written objection to such payment shall set forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive).

SECTION 6:  MISCELLANEOUS  PROVISIONS

6.1 Notices.  Any notice, request, approval, consent or written communication required or permitted to be delivered under this Lease shall be:  (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) Business Days after having been deposited in the United States Postal Service, postage prepaid.  Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth beneath their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated beneath each party’s signature.  Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2 Attorney’s Fees and Expenses.  In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the non-breaching party shall be entitled to a reasonable sum for attorney’s and paralegal’s fees, expenses and court costs, including those relating to any appeal.

6.3 No Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord’s right to recover the balance of any amount payable or Landlord’s right to pursue any other remedy provided in this Lease or at law.

6.4 Successors; Joint and Several Liability.  Except as provided in Section 4.26 (“Limitation on Recourse”) and subject to Section 4.17 (“Assignment by Landlord”), all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.  In the event that more than one person, partnership, company, corporation or other entity is included in the term “Tenant”, then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5 Choice of Law.  This Lease shall be construed and governed by the laws of the state in which the Land is located.  Tenant consents to Landlord’s choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6 No Waiver of Remedies.  The waiver by Landlord or Tenant of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord or Tenant, as applicable, to insist on the strict performance by the other of all of the covenants and conditions of this Lease.  No act or thing done by any party hereto during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord.  The mention in this Lease of any particular remedy shall not preclude Landlord or Tenant from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach.  The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver.  Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7 Offer to Lease.  The submission of this Lease in a draft form to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises.  This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8 Force Majeure.  In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including Tenant, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord or Tenant, as applicable, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.

6.9 Landlord’s Consent.  Unless otherwise provided in this Lease, whenever Landlord’s consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord’s judgment or discretion exercised in good faith and shall be delivered in writing.

6.10 Severability; Captions.  If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.  Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.11 Interpretation.  Whenever a provision of this Lease uses the term (a) “include” or “including”, that term shall not be limiting but shall be construed as illustrative, (b) “covenant”, that term shall include any covenant, agreement, term or provision, (c) “at law”, that term shall mean as specified in any applicable statute, ordinance or regulation having the force of law or as determined at law or in equity, or both, and (d) “day”, that uncapitalized word shall mean a calendar day.  This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.12 Incorporation of Prior Agreement; Amendments.  This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.13 Authority.  Each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all corporate actions and consents required for execution of this Lease have been given, granted or obtained.  Tenant shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.14 Time of Essence.  Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.15 Survival of Obligations.  Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated.  Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.16 Consent to Service.  Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises.  Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.17 Landlord’s Authorized Agents.  Notwithstanding anything contained in this Lease to the contrary, including the definition of Landlord’s Agents, the trustee of Landlord and Bentall Kennedy (U.S.) Limited Partnership (the authorized signatory of Landlord) are the only entities authorized to amend, renew or terminate this Lease, to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner with respect to this Lease.  Neither the Manager nor any leasing agent or broker shall be considered an authorized agent of Landlord for such purposes.

6.18 Waiver of Jury Trial.  Landlord and Tenant irrevocably waive the respective rights to trial by jury in any action, proceeding or counterclaim brought by either against the other (whether in contract or tort) on any matter arising out of or relating in any way to this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises.

6.19 Tenant Certification.  Tenant certifies that it is not acting, directly or indirectly, for or on behalf of any person, group entity, or nation named as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, group, entity nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control.  Tenant is not entering this Lease, directly or indirectly on behalf of, or instigating or facilitating this Lease, directly or indirectly on behalf of, any such person, group, entity or nation.

6.20 Addenda.  The provisions, if any, included at the end of this Lease, and any riders and exhibits appended to this Lease, are hereby made a part of this Lease as though set forth in full at this point.

[Signatures on following page]

IN WITNESS WHEREOF, this Lease has been executed on the date set forth above.

LANDLORD:					TENANT:

MEPT 200 WEST MADISON LLC, a Delaware limited liability company					MATTERSIGHT CORPORATION, a Delaware corporation

By:	MEPT Edgemoor REIT LLC, a Delaware limited liability company, its Manager

By:Bentall Kennedy (U.S.) Limited Partnership, Authorized Signatory

	By:	Bentall Kennedy (U.S.) G.P. LLC, its general partner

		By:	/S/ PAUL A. BONEHAM		By:	/S/ DAVID GUSTAFSON
			Name:	Paul A. Boneham		Name:	David Gustafson
			Title:	EVP		Title:	Interim CFO, EVP of Product and Customer Operations

		By:	/S/ DAVID NIELSEN
			Name:	David Nielsen
			Title:	SVP

Designated Address for Landlord:	Designated Address for Tenant:

c/o Bentall Kennedy (U.S.) Limited Partnership	Prior to the Commencement Date:
Attn: Director - Asset Management 1215 Fourth Avenue, Suite 2400 Seattle, WA 98161-1085 Facsimile: (206) 682-4769	200 S. Wacker Drive, Suite 820 Chicago, IL 60606 Facsimile: (312) 454-3501

and to:	After the Commencement Date:
c/o NewTower Trust Company
Attn: President/MEPT Three Bethesda Metro Center Suite 1600 Bethesda, MD 20814 Facsimile: (240) 235-9961	200 West Madison Street, Suite 3100 Chicago, IL 60606
Facsimile:

FEIN:

with a copy to Manager at:
Transwestern Commercial Services Illinois, L.L.C. 200 West Madison Street, Suite 1130 Chicago, IL 60606

RIDER

Mattersight Corporation

1. Rent Abatement.  Notwithstanding anything to the contrary contained in this Lease, the monthly installments of Base Rent payable by Tenant under Section 3.2 of this Lease and all Additional Rent payable by Tenant under Section 3.4 of this Lease shall be abated for the first seven (7) full calendar months of the Lease Term, provided, however, if an uncured Event of Default occurs prior to or during the aforesaid abatement period, then Tenant shall not be entitled to any abatement after the date of such Event of Default.

2. Early Termination.  Tenant shall have the option to terminate this Lease effective as of July 31, 2020 (the “Early Termination Date”) upon the following terms and conditions:  (i) Tenant may exercise such option to terminate only by written notice (the “Early Termination Notice”) which is received by Landlord on or before October 31, 2019, time being of essence; (ii) in consideration of Landlord’s agreement to terminate this Lease prior to the expiration date of this Lease, Tenant shall pay Landlord an amount (the “Early Termination Fee”) equal to the sum of (x) the Base Rent and reasonably estimated Additional Rent payable by Tenant under this Lease for the three (3) months immediately after the Early Termination Date plus (y) the unamortized portion of the Tenant Improvement Allowance, abated rent and leasing commissions incurred by Landlord in connection with this Lease calculated over the eighty-four (84) month rent period from August 1, 2015 to July 31, 2022 with interest at eight percent (8%) per annum, which amount shall be paid to Landlord concurrently with the Early Termination Notice; (iii) Tenant shall vacate the Premises and surrender possession of the same to Landlord in the condition specified in this Lease no later than 11:59 p.m. on the Early Termination Date; (iv) Tenant’s option hereunder may be exercised and the Lease Term shall be terminated only if no uncured Event of Default then exists; and (v) upon the satisfaction of the foregoing, this Lease shall be terminated and canceled as of the  Early Termination Date without further agreement between Landlord and Tenant, provided, however, Tenant shall remain liable for the payment of Rent and other charges and the performance of all of the terms and provisions of this Lease due and owing or accrued up to and including the Early Termination Date.  The option granted herein is personal to the Tenant named herein and is not transferable to any assignee (other than a Permitted Transferee) or subtenant hereunder.  In the event of any assignment of this Lease (other than a Permitted Transferee), the option granted hereby shall automatically terminate.

3. Option to Extend.  Tenant shall have the option to extend the Lease Term for one (1) additional period of five (5) years commencing on the expiration of the initial Lease Term.  Such option shall be exercised only by Tenant giving written notice thereof which is received by Landlord on or before October 31, 2021, time being of the essence; provided, however, Tenant shall be entitled to exercise the option to extend granted herein, and the Term shall, in fact, be extended by reason of such exercise, only if this Lease is in full force and effect and no Event of Default exists hereunder.  In the event that the Term is in fact extended pursuant to the foregoing, then any such extension shall be upon all of the same terms, covenants, provisions and conditions as contained in this Lease except the annual Base Rent during the extension period shall be adjusted to be the Market Rent (as hereinafter defined) for the Premises but in any event no less than the annual Base Rent payable prior to the adjustment.  As used herein, “Market Rent” means the product obtained by multiplying (i) the annual rental rate per square foot then established and prevailing in the Building for new leases or lease renewals or, if no such new lease or lease renewals have been entered into within the twelve (12) month period preceding the date of the determination, then the established and prevailing rental rate per square foot being charged as of such date for comparable space to other tenants in other comparable buildings in the Chicago central business area, all as determined in good faith by Landlord taking into account the term of the lease, the credit of the tenant, the location and use of the premises and available concessions such as tenant improvement allowances and rent abatements; by (ii) the total rentable square feet of floor area contained within the Premises.  The Market Rent may increase during the extension period depending on market escalations, conditions and terms determined at the same time as the initial Market Rent.  Landlord shall notify Tenant of the Market Rent prior to the date which is nine (9) months before the commencement of the extension period, and Tenant may withdraw its exercise of such option by written notice which is received by Landlord on or before the tenth (10th) Business Day, time being of the essence, after Tenant’s receipt of notice of the Market Rent from Landlord, and in such event, this Lease shall terminate upon the expiration of the then current term.  Landlord and Tenant, within thirty (30) days after the request of either, shall execute and deliver a supplemental memorandum confirming the annual Base Rent during the extension period when determined.  The rights hereby granted are personal to Tenant named herein and are not transferable to any assignee (other than a Permitted Transferee) or subtenant hereunder.  In the event of any assignment  of the Lease (other than to a Permitted Transferee) or subletting of more than thirty percent (30%) of the Premises, the rights set forth in this Paragraph shall automatically terminate and shall thereafter be null and void.

4. Access.  Landlord agrees to provide Tenant with access to the Premises twenty-four (24) hours per day, seven (7) days per week subject to the terms and provisions of this Lease and any limitation or restrictions resulting from an emergency or other event of force majeure under Section 6.8 of this Lease.

5. Wireless Communication.  The parties acknowledge that Landlord has entered into an agreement with Mobilitie Investments III, LLC (“Mobilitie”) pursuant to which Landlord granted Mobilitie the exclusive right to provide wireless voice, data, messaging and other wireless communication services in the Building, and accordingly, Tenant expressly agrees that it shall not install

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a multi-carrier neutral host distributed antenna system in the Premises and/or provide any wireless voice, wireless data, wireless messaging or similar type of wireless services pertaining to cellular services now or in the future offered to the public in general using spectrum radio frequencies (“Wireless Communication Services”) provided, however, the foregoing shall not preclude Tenant from constructing a network for the provision of Wireless Communication Services solely within the Premises and solely for the use by Tenant and Tenant’s Agents.

6. Conflict.  In the event of a conflict between the terms and provisions of this Rider and the terms and provisions of the remainder of the Lease, the terms and provisions of this Rider shall control and govern.

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EXHIBIT A

DRAWING SHOWING LOCATION OF THE PREMISES

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EXHIBIT B

tenant’s WORK

1. Prior to start of construction of the Tenant Improvements, Tenant shall submit for Landlord’s review and approval a space plan and final Plans and Specifications for the Tenant Improvements which shall include final mechanical (including heating, ventilating and air conditioning), electrical, plumbing and furniture drawings.  If Landlord does not provide Tenant with approval or denial of approval within ten (10) Business Days after Landlord’s receipt of such submission, the same shall be deemed approved.  It is expressly understood and agreed that in approving Tenant’s space plan and the final Plans and Specifications, Landlord shall have no liability whatsoever for any defects, errors or omissions in the documentation furnished by it to Tenant or as a result of its approval, nor shall Landlord be deemed to have warranted or represented that the same comply with applicable codes, regulations, ordinances, covenants or restrictions affecting the construction of improvements on the Premises, and Tenant shall have sole responsibility for compliance with all such matters.

2. Prior to start of construction of the Tenant Improvements, Tenant shall submit a list of all architectural and engineering consultants and contractors and subcontractors working on the Tenant Improvements for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  All contractors and subcontractors shall employ only union labor and shall meet the requirements of Section 4.5 of the Lease.

3. Prior to the commencement of the Tenant Improvements, Tenant shall submit to Landlord a construction cost breakdown (the “Construction Budget”) for such work certified to by the architect or general contractor employed by Tenant to supervise such work, which breakdown shall show the total cost of such work and all component items thereof.

4. Following Landlord’s approval of the Plans and Specifications, Tenant shall promptly commence and diligently prosecute to completion the Tenant Improvements in good and workmanlike manner, in compliance with all building codes and regulations and the instructions and policies of Landlord, and substantially in accordance with the approved Plans and Specifications and free of construction liens.  Tenant shall indemnify Landlord and save Landlord harmless from and against any and all claims, liens, costs and expenses on account of such work.  Any development of the Premises other than substantially in accordance with the approved Plans and Specifications shall, at the option of Landlord, constitute a default under the terms, conditions and provisions of this Lease, and Landlord shall be entitled to enjoin such development in addition to all other rights or remedies Landlord may have, it being expressly acknowledged and agreed by the parties that monetary damages would be an inadequate remedy in such event.  Tenant shall pay Landlord out of the Tenant Improvement Allowance a supervision fee of two percent (2%) of the hard costs of construction of the Tenant Improvements for Landlord’s supervision and coordination of Tenant’s work to ensure that the same does not adversely affect the Building or Building systems.

5. During construction of the Tenant Improvements, Tenant shall only access the Building via locations previously approved by Landlord during normal working hours unless otherwise approved by Landlord.

6. During construction of the Tenant Improvements, Tenant shall not inconvenience or materially disturb tenants of the Building.  Tenant shall ensure all common areas will be free and clear of construction materials and any common areas affected by Tenant’s construction will be cleaned on a daily basis or more often as conditions, in Landlord’s reasonable opinion, require.  Tenant shall pay Landlord all reasonable dumpster fees out of the Tenant Improvement Allowance.

7. Prior to start of construction of the Tenant Improvements, all architectural and engineering consultants and all contractors shall submit evidence of commercial general liability insurance with a minimum of $2,000,000 coverage also listing Landlord, Bentall Kennedy (U.S.) Limited Partnership and Manager as additional insureds.

8. Tenant shall be responsible for compliance with all state, federal, and local codes as it pertains to the Tenant Improvements.  Tenant shall submit to Landlord copies of all state and local approvals required in connection with the Tenant Improvements.

9. Tenant shall provide temporary construction barriers to control and retain noise, dust, or other materials within the Premises.  Tenant agrees to follow all reasonable directives from Landlord if, in Landlord’s opinion, Tenant’s efforts to control the above-mentioned emissions are not adequate.  Tenant agrees that all waste, garbage and debris resulting from any work performed by Tenant or Tenant’s contractors or subcontractors shall be removed from the Premises at Tenant’s sole cost and expense.

10. Landlord shall provide Tenant with a Tenant Improvement Allowance of $1,651,275.00 ($75.00 per rentable square foot in the Premises) to pay for the cost of the Tenant Improvements including, without limitation, all hard and soft construction costs, telecommunications equipment and cabling, permit fees, architectural fees, engineering fees, furniture, moving expenses, and other

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soft costs.  Except for the Tenant Improvement Allowance, Tenant shall be responsible for payment of all hard and soft costs of the Tenant Improvements.  Provided there is no Event of Default under this Lease, upon receipt by Landlord of a payment request together with evidence reasonably satisfactory to Landlord of the costs covered by such request and lien waivers from Tenant’s general contractor and all subcontractors pertaining to completed work for which payment is then being requested, Landlord shall pay to Tenant (no more than once a month) an amount equal to the product of (i) the amount of the payment request multiplied by (ii) a fraction, the numerator of which is the Tenant Improvement Allowance and the denominator of which is the total amount of the Construction Budget (but in no event less than the Tenant Improvement Allowance), minus a retainage of ten percent (10%) of the foregoing amount which will be paid to Tenant upon the completion of the Tenant Improvements and receipt by Landlord of final lien waivers from Tenant’s general contractor and all subcontractors involved with Tenant Improvements and evidence reasonably satisfactory to Landlord of the total construction costs.  The parties acknowledge and agree that the Tenant Improvement Allowance shall in no event exceed the actual costs for the particular work in question.  In the event Landlord has made payment of the Tenant Improvement Allowance to Tenant and this Lease or Tenant’s right of possession of the Premises subsequently terminates as the result of an Event of Default prior to the expiration date hereof, then Tenant shall be required to repay the unamortized portion of the Tenant Improvement Allowance to Landlord, upon demand.  In the event that Landlord has made payment of all or a portion of the Tenant Improvement Allowance to Tenant and this Lease or Tenant’s right of possession of the Premises subsequently terminates as a result of an Event of Default prior to the expiration date hereof, then Tenant shall be required to repay Landlord the unamortized portion of the Tenant Improvement Allowance upon demand.  Notwithstanding anything to the contrary contained in this Lease, in the event that Tenant has not substantially completed the Tenant Improvements by December 31, 2015, then Landlord shall have no obligation to pay any unused portion of the Tenant Improvement Allowance to Tenant.

11. Upon completion of construction, Tenant shall furnish to Landlord (i) lien waivers from all contractors involved in the construction of Tenant’s Work and (ii) as built plans of the Premises.

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EXHIBIT C

FORM OF LEASE MEMORANDUM

MEPT 200 WEST MADISON LLC, a Delaware limited liability company, as Landlord, and ________________________ as Tenant, executed that Lease dated as of __________________, 200__ (the “Lease”).

The Lease contemplates that this document shall be delivered and executed as set forth in the paragraph entitled “Lease Memorandum”.  This Lease Memorandum shall become part of the Lease.

Landlord and Tenant agree as follows:

1. The Commencement Date of the Lease is ______________________________.

2. The end of the Lease Term and the date on which this Lease will expire is ______________________.

3. The Lease is in full force and effect as of the date of this Lease Memorandum.  By execution of this Lease Memorandum, Tenant confirms that as of the date of the Lease Memorandum (a) Tenant has no claims against Landlord and (b) Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord.

4. The Premises consist of approximately __________ rentable square feet.

5. Base Rent:  The amount of Base Rent and the portion of the Lease Term during which such Base Rent is payable shall be determined from the following table:

Applicable Portion of Lease Term		Rate Per Rentable Sq. Ft./ Annum	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending

6. Tenant’s Pro Rata Share is ________________ percent (_________%).

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LANDLORD:				TENANT:
,
MEPT 200 WEST MADISON LLC, a Delaware limited liability company

By:	MEPT Edgemoor REIT LLC, a Delaware limited liability company, its Manager

By:	Bentall Kennedy (U.S.) Limited Partnership, Authorized Signatory

	By:	Bentall Kennedy (U.S.) G.P. LLC, its general partner

		By:		By:
			Name:	Name:
			Its:	Its:

By:
Name:
Its:

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EXHIBIT D

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord.  Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building.  The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public.  Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building’s tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.  Tenant shall not go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. [Intentionally omitted]

6. Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises.  Landlord may make a reasonable charge for any additional keys.  Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. [Intentionally omitted]

8. If Tenant requires Telecommunication Services, computer circuits, burglar alarm or similar services or other utility services, it shall first obtain Landlord’s approval of the construction or installation of such services.  Application for such services shall be made in accordance with the procedure prescribed by Landlord in subsection 3.5.2 of the Lease.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements, provided, however, Tenant shall be permitted to install its IT equipment regardless of weight as long as Tenant’s structural engineer designs a method of mitigating or spreading such load which is approved by Landlord.  Heavy objects shall, if reasonably considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight.  Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.  The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord.  Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease.  Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals unless required by Governmental Requirements.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

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12. Tenant shall not waste any utility provided by Landlord and agrees to reasonably cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified.  Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.  Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises.  Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them.  The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises.  Tenant shall not make any room-to-room solicitation of business from other tenants in the Building.  Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

18. Except as expressly permitted by the Lease, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere. Other than the usual and customary cellular telephones, Tenant shall not install or utilize any wireless Telecommunication Facilities, including antenna and satellite receiver dishes within the Premises or on, in, or about the Building without first obtaining Landlord’s prior written consent and Landlord at its option may require the entry of a supplemental agreement with respect to such construction or installation.  Tenant shall comply with all instructions for installation and shall pay or shall cause to be paid the entire cost of such installations.  Application for such facilities shall be made in the same manner and shall be subject to the same requirements as specified for Telecommunication Services and Telecommunication Facilities in the paragraph of the Lease entitled “Utilities”.  Supplemental rules and regulations may be promulgated by Landlord specifying the form of and information to be included with the application and establishing procedures, regulations and controls with respect to the installation and use of such wireless Telecommunication Facilities.

19. Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises.  Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises.  Tenant shall not cut or bore holes for wires.  Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

20. Tenant may install, maintain or operate upon the Premises any vending machine without the written consent of Landlord provided Tenant notifies Landlord after the installation of any such equipment and Landlord is given the opportunity to inspect said equipment.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

22. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord’s judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

23. Tenant shall store all of its trash and garbage within the Premises.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

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24. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose.  No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.

25. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.  Tenant shall not bring any other vehicles of any kind into the Building.

26. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual.  Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

30. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land.  Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.

32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building.  If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

33. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land, the preservation of good order in the Building and the maintenance or enhancement of the value of the Building as a rental property.  Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.

34. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant’s Agents.

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EXHIBIT E

LETTER OF CREDIT CRITERIA

1. The letter of credit shall be clean, irrevocable and unconditional.

2. The letter of credit shall be in the amount specified in Section 3.3 of the Lease (“Lease Security Provisions”).

3. The letter of credit shall be issued in favor of:

MEPT 200 West Madison LLC

c/o NewTower Trust Company

Three Bethesda Metro Center

Suite 1600

Bethesda, MD  20814

Attn:  President

The letter of credit shall be effective immediately on its issuance.

4. The letter of credit must either (a) be issued by a national bank which is a member of the New York Clearing House and which has a banking office dedicated to the administration and payment of letters of credit in a location approved by Landlord or (b) if issued by any bank which is not described in clause (a), be confirmed by a bank described in clause (a).  The issuing bank must have been assigned by Standard & Poors Investor Services a Counterparty Credit Rating of BBB+ or better.  If clause (b) is applicable, the confirming bank must be assigned by Standard & Poors Investor Services a Counterparty Credit Rating of BBB+, or better.  The identity of the issuing bank and of any confirming bank shall be reasonably satisfactory to Landlord.

5. The letter of credit shall have an expiration date no earlier than the first anniversary of the date of its issuance and shall provide for its automatic renewal from year to year unless terminated by the issuing bank by notice to Landlord given not less than sixty (60) days prior to its expiration date.  Notice to Landlord shall be in writing, made by (i) United States Postal Service, certified mail, return receipt requested; or (ii) reputable express or courier service.  Notice to Landlord shall be addressed to Landlord at its address in paragraph 3 above and to the following parties:

NewTower Trust Company

Multi-Employer Property Trust,

c/o Bentall Kennedy (U.S.) Limited Partnership

Attn:  MEPT/Director of Asset Management

1215 Fourth Avenue, Suite 2400

Seattle, WA  98161

and to:

Transwestern Commercial Services Illinois, L.L.C.

200 West Madison Street, Suite 1130

Chicago, IL  60606

The final expiration date of the letter of credit and all renewals of it shall be no earlier than sixty (60) days following the end of the Lease Term.

6. The letter of credit may be drawn at the designated banking office of either the issuer of the letter of credit described in clause (a) of paragraph 4 or, if clause (b) of paragraph 4 is applicable, the confirming bank described in clause (b) of such paragraph 4.  The letter of credit shall allow for draws to be made at sight on a draft drawn by the beneficiary of the letter of credit.  The draft shall be approved as to form by Landlord.  The letter of credit must allow for one draw in the whole amount or multiple partial draws.  Landlord shall not be required to deliver any certificate, affidavit or other writing to the issuer expressing the basis for the draw as a condition to any draw.

7. The letter of credit shall be transferable and any applicable transfer fees shall be paid for by Tenant.

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8. The letter of credit shall be governed by (a) the International Standby Practices (ISP 98 published by the International Chamber of Commerce) and (b) the United Nations Convention on Independent Guarantees and Standby Letters of Credit.  Alternatively, if approved by the lender and if required by either the issuing bank or the confirming bank the Uniform Customs and Practices for Documentary Credits published by the International Chamber of Commerce may be substituted for the Practices referred to in clause (a) to the extent such Customs and Practices are not inconsistent with the criteria in this Exhibit.

9. Issuer shall waive all waiting periods whether under Uniform Commercial Code Section 5-112 or otherwise.

10. The letter of credit shall otherwise be in such form and shall be subject to such requirements as Landlord may reasonably require.

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EXHIBIT F

JANITORIAL SPECIFICATIONS

GENERAL CLEANING SPECIFICATIONS

NIGHTLY

General Offices:

1.	All hard surfaced flooring to be swept using approved dustdown preparation.
2.	Empty all waste receptacles and remove wastepaper.
3.	Wash clean all Building water fountains and coolers.
4.	Sweep all private stairways.

WEEKLY

1.	Vacuum all carpeting and rugs.
2.	Wipe clean all brass and other bright work.
3.	Spot clean glass for fingerprints.

QUARTERLY

1.	High dust pictures, frames, charts, graphs and similar wall hangings
2.	Dust all vertical surfaces, such as walls, partitions, doors, door frames and other surfaces not reached in nightly cleaning.
3.	Dust all venetian blinds.
4.	General kitchen cleaning consistent with kitchen cleaning provided to other tenants of the Building.

Nightly cleaning of Common Lavatories (does not include private lavatories):

1.	Sweep and wash floors.
2.	Wash and polish all mirrors, shelves, bright work and enameled surfaces.
3.	Wash and disinfect all basins, bowls and urinals.
4.	Wash all toilet seats.
5.	Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories
6.	Empty paper receptacles, remove wastepaper.
7.	Fill toilet tissue holders.
8.	Empty and clean sanitary disposal receptacles.

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EXHIBIT G

APPROVED FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF_______

DATE:

BENEFICIARY:

MEPT 200 WEST MADISON LLC

C/O NEWTOWER TRUST COMPANY

3 BETHESDA METRO CENTER, SUITE 1600

BETHESDA, MARYLAND 20814

ATTN: PRESIDENT

APPLICANT:

MATTERSIGHT CORPORATION

OPERATING ACCOUNT

200 SOUTH WACKER SUITE 820

CHICAGO IL 60606

AMOUNT: US $425,000.00 (FOUR HUNDRED TWENTY FIVE THOUSAND  AND NO/100 U.S. DOLLARS)

EXPIRATION DATE: (ONE YEAR FROM ISSUANCE)

LOCATION: AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:

(A)  "THE UNDERSIGNED BENEFICIARY IS ENTITLED TO DRAW UPON THIS LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT LEASE DATED ______________, FOR PREMISES AT 200 WEST MADISON STREET, CHICAGO, ILLINOIS, BETWEEN MATTERSIGHT CORPORATION., AS TENANT, AND MEPT 200 WEST MADISON LLC , AS LANDLORD, AS SUCH LEASE MAY HAVE BEEN MODIFIED OR AMENDED TO DATE. THE UNDERSIGNED BENEFICIARY HEREBY MAKES DEMAND FOR THE PAYMENT OF ________ [INSERT DRAW AMOUNT] UNDER THE LETTER OF CREDIT."

-OR-

(B) "BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT LETTER OF CREDIT NUMBER SVBSF00______ WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE A NEW LETTER OF CREDIT SATISFACTORY TO BENEFICIARY WITHIN 30 DAYS PRIOR TO THE CURRENT EXPIRY DATE."

SUCH STATEMENT SHALL BE CONCLUSIVE AS TO SUCH MATTERS AND WE ACCEPT SUCH STATEMENT AD BINDING AND CORRECT WITHOUT HAVING TO INVESTIGATE OR HAVING TO BE RESPONSIBLE FOR THE ACCURACY, TRUTHFULNESS OR VALIDITY THEREOF OR ANY PART THEREOF AND NOTWITHSTANDING THE CLAIM OF ANY PERSON TO THE CONTRARY.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT.  IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________                           _______________

Applicant’s  Authorized Signature                           DATE

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY WITHIN TEN (10) DAYS AFTER DELIVERY BY BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR OVERNIGHT COURIER SERVICE TO BENEFICIARY AT ITS ADDRESS ABOVE AND TO THE FOLLOWING PARTIES: NEWTOWER TRUST COMPANY MULTI-EMPLOYER PROPERTY TRUST, C/O BENTALL KENNEDY (U.S.) LIMITED PARTNERSHIP, ATTN:  MEPT/DIRECTOR OF ASSET MANAGEMENT, 1215 FOURTH AVENUE, SUITE 2400, SEATTLE, WA  98161 AND TO: TRANSWESTERN COMMERCIAL SERVICES ILLINOIS, L.L.C., 200 WEST MADISON STREET, SUITE 1130, CHICAGO, IL  60606, THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE.  IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND   [INSERT A FINAL EXPIRATION DATE] WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS TRANSFERABLE BY THE ISSUING BANK AT THE REQUEST OF THE BENEFICIARY ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT "B" ATTACHED HERETO).  OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00) SHALL BE PAID BY THE APPLICANT. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE AFTER THE TRANSFER REQUEST HAS BEEN COMPLETED.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF  THE ORIGINAL APPROPRIATE DOCUMENTS  ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION OR BY FACSIMILE TRANSMISSION AT: (408) 496-2418 OR (408) 969-6510 ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF  PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

IF A DEMAND FOR PAYMENT MADE HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE SHALL GIVE YOU PROMPT NOTICE THAT THE PURPORTED NEGOTIATION OF THIS LETTER OF CREDIT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFOR AND THAT WE ARE HOLDING ANY DOCUMENTS AT YOUR DISPOSAL OR ARE RETURNING THEM TO YOU, AS YOU MAY ELECT.   UPON BEING NOTIFIED THAT THE PURPORTED NEGOTIATION OF THIS LETTER OF CREDIT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, YOU MAY ATTEMPT TO CORRECT ANY SUCH NONCONFORMING DEMAND FOR PAYMENT.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT(S),

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT.  IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________                           _______________

Applicant’s  Authorized Signature                           DATE

INSTRUMENT(S), CONTRACT(S), OR AGREEMENT(S) REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT(S), INSTRUMENT(S), CONTRACT(S), OR AGREEMENT(S).

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. .590.

     _____[BANK USE] ________                               _____[BANK USE]_____________

        AUTHORIZED SIGNATURE                                 AUTHORIZED SIGNATURE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT.  IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________                           _______________

Applicant’s  Authorized Signature                           DATE

EXHIBIT "A"

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF	US$

US DOLLARS _____________________________________________________________________

_________________________________________________________________________________

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY

LETTER OF CREDIT NUMBER NO. _______________________ DATED ___________________

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	(BENEFICIARY'S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.
2.	REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.
3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4.	US$: AMOUNT OF DRAWING IN FIGURES.
5.	US DOLLARS: AMOUNT OF DRAWING IN WORDS.
6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK'S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.	BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AT 408-654-6274 OR 408-654-7716 OR 408-654-7127 OR 408-654-3035.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT.  IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________                           _______________

Applicant’s  Authorized Signature                           DATE

EXHIBIT “B”

DATE:

TO: SILICON VALLEY BANK

       3003 TASMAN DRIVE                                             RE:  IRREVOCABLE STANDBY LETTER OF CREDIT

       SANTA CLARA, CA 95054                                             NO.                                                  ISSUED BY

       ATTN:INTERNATIONAL DIVISION.                            SILICON VALLEY BANK, SANTA CLARA

                   STANDBY LETTERS OF CREDIT                     L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

SIGNATURE
(BENEFICIARY’S NAME)	AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

(Name of Bank)

(Address of Bank)

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT.  IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________                           _______________

Applicant’s  Authorized Signature                           DATE